As filed with the Securities and Exchange Commission on June 10, 2014
Registration No. 333-195047

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina
(State or other jurisdiction of incorporation or organization)6022
(Primary Standard Industrial Classification Code Number)56-2028446
(I.R.S. Employer Identification Number)

6114 U.S. 301 South
Four Oaks, North Carolina 27524
(919) 963-2177
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ayden R. Lee, Jr.
Chairman, President and Chief Executive Officer
Four Oaks Fincorp, Inc.
6114 U.S. 301 South
Four Oaks, North Carolina 27524
(919) 963-2177
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Amy S. Wallace, Esq.
Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
Wells Fargo Capitol Center
150 Fayetteville Street, Suite 2300
Raleigh, North Carolina 27601
(919) 821-1220

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer  ☐                       Accelerated filer  ☐
Non-accelerated filer  ☐ (Do not check if a smaller reporting company)           Smaller reporting company  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.00 par value per share, underlying Subscription Rights(1)	26,633,385 shares	$1.00	$26,633,385 (2)	$3,430.38 (3)

(1)
This registration statement relates to the shares of common stock deliverable upon the exercise of non-transferable subscription rights pursuant to the rights offering described herein. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers such additional shares of common stock as may be issued to prevent dilution of the shares of common stock covered hereby resulting from stock splits, stock dividends or similar transactions.

(2)	Represents the gross proceeds from the assumed exercise of all non-transferable subscription rights to be issued.
(3) $ 3,426.46 previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 10, 2014

PROSPECTUS

FOUR OAKS FINCORP, INC.
Common Stock Underlying Subscription Rights
to Purchase up to
26,633,385 Shares of Common Stock

We are distributing, at no charge, to holders of our common stock, par value $1.00 per share, non-transferable subscription rights to purchase up to an aggregate of 26,633,385 shares of our common stock, which we refer to as the rights offering. You will receive one subscription right for each share of common stock you own as of 5:00 p.m., Eastern Time, on June 16 , 2014. Each subscription right will entitle you, as a holder of our common stock, to purchase three shares of common stock at a subscription price of $1.00 per share, which we refer to as the basic subscription privilege. As of the close of business on June 9 , 2014, 8,877,795 shares of our common stock were issued and outstanding.

If you fully exercise your basic subscription privilege, you will not experience any dilution in the percentage of our outstanding shares of common stock that you own immediately after the completion of the offering. You may also subscribe for additional shares, which we refer to as the oversubscription privilege, for pro rata allocation in the event that not all available shares are purchased pursuant to the shareholders’ basic subscription privilege or by the standby investor (described below). However, the oversubscription privilege will only be offered for an aggregate number of shares that, when combined with the number of shares purchased pursuant to the shareholders’ basic subscription privilege and by the standby investor, does not exceed 24,000,000 shares. If we accept your subscription pursuant to your oversubscription privilege, then in all circumstances the percentage of our outstanding shares that you own immediately after the offering will be higher than it was before the offering. Purchases of shares pursuant to the rights offering are also subject to certain other limitations described in this prospectus.

Subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on July 31 , 2014, unless we extend the rights offering period for up to 30 days until August 30 , 2014. You should carefully consider whether to exercise your subscription rights before the expiration of the rights offering. All exercises of subscription rights are irrevocable. Our board of directors makes no recommendation regarding your exercise of the subscription rights.

We are not requiring an overall minimum subscription to complete the rights offering. However, we reserve the right to amend or cancel the rights offering at any time. Registrar and Transfer Company, our subscription agent for the rights offering, will hold all funds it receives in an escrow account until completion of the rights offering. If we decide to extend, amend or modify the terms of the right offering for any reason, subscriptions received prior to such extension, amendment or modification will remain irrevocable. If we cancel the rights offering, all subscription funds will be returned promptly, without interest or penalty.
This is not an underwritten offering. The rights are being offered directly by us without the services of an underwriter or selling agent.

To facilitate the rights offering, we have entered into a securities purchase agreement, or the Securities Purchase Agreement, with Kenneth R. Lehman, a private investor, whom we refer to as the standby investor. The standby investor has agreed to purchase from us, and we have agreed to sell to him, for $1.00 per share, the lesser of (i) 10,000,000 shares of common stock, (ii) if the rights offering is completed, all shares of common stock not purchased by shareholders exercising their basic subscription privilege, and (iii) the maximum number of shares that he may purchase without causing an “ownership change” under Section 382(g) of the Internal Revenue Code of 1986, as amended, or the Code ( 49.99% of all shares of common stock outstanding at the completion of the offering). In addition, the Securities Purchase Agreement provides the standby investor a right of first refusal to purchase an additional 6,000,000 shares subject to the limitations outlined in clauses (ii) and (iii) above. For a description of the minimum and maximum number of shares that may be purchased by the standby investor, which is dependent on the success of the rights offering, please see the section of this prospectus entitled "The Securities Purchase Agreement."

We refer to the issuance to the standby investor as the standby offering, and we refer to the rights offering and the standby offering together as the offering.

Our common stock is quoted on the OTC Bulletin Board under the symbol “FOFN.” On June 9 , 2014, the last reported sale price of our common stock was $ 2.06 per share.

	Per Share	Aggregate
Subscription price	$1.00	$26,633,385
Estimated financial advisor fees and expenses	$0.0381	$1,015,585
Estimated other expenses	$0.0116	$308,430
Estimated net proceeds	$0.9500	$25,309,370

(1)	Assumes the offering is fully subscribed. Does not include shares of our common stock sold to the standby investor solely in the standby offering.
_____________________

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits, or other obligations of our bank subsidiary or any of our non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is June 10 , 2014.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information from that contained in this prospectus or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any exercise of the rights.

Neither we, nor any of our officers, directors, agents, or representatives, make any representation to you about the legality of an investment in our common stock. You should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal, or tax advice. You should consult your own counsel, accountant, and other advisors for legal, tax, business, financial, and related advice regarding the purchase of our securities.

The distribution of this prospectus and the rights offering and sale of shares of our common stock in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer of, or a solicitation of an offer to buy, any shares of common stock in any jurisdiction in which such offer or solicitation is not permitted.

In this prospectus, all references to the “Company,” “we,” “us” and “our” refer to Four Oaks Fincorp, Inc. and its subsidiaries, unless the context otherwise requires or where otherwise indicated. References to the “Bank” mean our wholly-owned banking subsidiary, Four Oaks Bank & Trust Company.

FORWARD-LOOKING STATEMENTS

In addition to historic information, this prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections, and statements of our beliefs concerning future events, business plans, objectives, expected operating results, and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and are typically identified with words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. These forward-looking statements involve risk and uncertainty and a variety of factors, which are in many instances beyond our control and could cause our actual results and experiences to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We hereby qualify all of our forward-looking statements by these cautionary statements. We assume no obligation to update or revise forward-looking statements.

In addition to the risks discussed in this prospectus under “Risk Factors” below, the following are important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements:

•	We may not be able to continue without additional capital to fund our operations, and an inability to improve our regulatory capital position could adversely affect our operations;

•	If we fail to evaluate, implement, and integrate strategic opportunities or maximize potential capital raising opportunities successfully, our business may suffer;

•	Future obligations resulting from recently settled Department of Justice matters could adversely affect us;

•	Ongoing relationships with third party payment processors could harm the Bank;

•	We are subject to interest rate risk;

•
We are subject to examination and scrutiny by a number of regulatory authorities, and, depending upon the findings and determinations of our regulatory authorities, we may be required to make adjustments to our business, operations, or financial position pursuant to the terms of formal or informal regulatory orders, including our current written agreement we entered with the Federal Reserve Bank of Richmond, or the FRB, and the North Carolina Office of the Commissioner of Banks, or the NCCOB, in May 2011, or the Written Agreement;

•	We are exposed to risks in connection with the loans we make, and we may not be able to prevent unexpected losses which could adversely impact our results of operations;

•	Legislative and regulatory actions taken now or in the future to address the liquidity and credit crisis in the financial industry may significantly affect our liquidity and financial condition;

•	The Basel III capital requirements may require us to maintain higher levels of capital, which could reduce our profitability;

•	Our allowance for probable loan losses may be insufficient;

•	Our cost estimates associated with our real estate and land acquisition and development loans, as well as the value of those completed projects, may be underestimated;

•	Our non-owner occupied commercial real estate loans may be dependent on factors outside the control of our borrowers;

•	Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations;

•	Our profitability may be impacted by the economic conditions of our principal operating regions;

•	Pending or future litigation could adversely affect our financial condition, results of operations, and cash flows;

•	If our internal controls fail to work as expected, if our systems are used in an unauthorized manner, or if our employees subvert our internal controls, we could experience significant losses;

•
The holders of our subordinated debentures and subordinated promissory notes have rights that are senior to those of our shareholders, and the exercise of those rights may have an adverse impact on our capital resources;

•	We may be subject to environmental liability associated with our lending activities;

•	We may not be able to effectively compete with larger financial institutions for business;

•	Consumers may decide not to use banks to complete their financial transactions;

•	Inadequate resources to make technological improvements may impact our business;

•	Our information systems may experience an interruption or breach in security; and

•	We may not be able to attract and retain skilled people and the lack of sufficient talent could adversely impact our operations.

Further information regarding these risk factors is included in the Securities and Exchange Commission, or the Commission, filings incorporated by reference in this prospectus described below under the heading “Incorporation of Documents by Reference,” all of which are accessible on the Commission’s website at www.sec.gov.

Forward-looking statements should not be viewed as predictions and should not be the primary basis upon which investors evaluate us. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance, or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference in this prospectus. Therefore, we caution you not to place undue reliance on our forward-looking information and statements.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information from this prospectus and the documents incorporated by reference in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the offering. This prospectus and the documents incorporated by reference contain more detailed descriptions of the terms and conditions of the offering and provide additional information about us and our business, including potential risks related to the offering, our common stock, and our business.

Exercising the rights and investing in our common stock involves a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page 15 of this prospectus, and all other information included or incorporated by reference in this prospectus in its entirety before you decide whether to exercise your rights.

What is the rights offering?

The rights offering is a distribution of non-transferable subscription rights on a pro rata basis, and at no charge, to the holders of our common stock. We are distributing to holders of our common stock as of 5:00 p.m., Eastern Time, on June 16 , 2014, or the record date, subscription rights to purchase an aggregate of 26,633,385 shares of our common stock. You will receive the right to subscribe for three shares of common stock for every one share of our common stock you owned as of 5:00 p.m., Eastern Time, on the record date, at a price of $1.00 per share pursuant to your basic subscription privilege. If you fully exercise your basic subscription privilege, you will also be entitled to exercise your oversubscription privilege, as described below. The subscription rights are evidenced by rights certificates. If you are a record holder, your rights certificate accompanies this prospectus.

Why are we conducting the rights offering?

We are conducting the rights offering to raise equity capital to improve our capital position, to provide additional capital for the Bank, and for general corporate purposes. Although the Bank is well-capitalized for regulatory purposes, we believe that raising additional capital is prudent in light of current market conditions and the related impact on our financial condition. Our board of directors has chosen to raise capital through a rights offering to give our shareholders the opportunity to prevent ownership dilution by acquiring additional shares of common stock in the rights offering. Our board of directors also considered several alternative capital-raising methods prior to concluding that the rights offering was the best option under the current circumstances. We believe that the rights offering will strengthen our financial condition by raising additional capital; however, our board of directors is making no recommendation regarding your exercise of the subscription rights. We cannot assure you that we will not need to seek additional financing or engage in additional capital offerings in the future.

What is the basic subscription privilege?

The basic subscription privilege of each subscription right entitles you to purchase three shares of our common stock for $1.00 per share. For example, if you owned 100 shares of our common stock on the record date, you would be granted 100 subscription rights and you would have the right to purchase 300 shares of our common stock for $1.00 per share (or a total payment of $300.00). You may exercise all or any number of your subscription rights, or you may choose not to exercise any subscription rights. If you exercise less than your full basic subscription privilege, you will not be entitled to purchase shares under your oversubscription privilege.

If you hold your shares in street name through a broker, dealer, custodian bank, or other nominee who uses the services of the Depository Trust Company, or DTC, then you will not receive a rights certificate. Instead, DTC will issue one subscription right to your nominee for every share of our common stock you owned as of the record date. For more information, see “What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, dealer, custodian bank, or other nominee?” in this section.

If you exercise your basic subscription privilege by purchasing three shares of common stock for each share that you own, you will not experience any dilution in the percentage of our outstanding shares of common stock that you own immediately after the completion of the offering.

What is the oversubscription privilege?

If you purchase all of the shares of our common stock available to you pursuant to your basic subscription privilege, you may also subscribe to purchase additional shares should they be available after purchases by (i) all shareholders exercising their basic subscription privilege and (ii) the standby investor under the Securities Purchase Agreement. However, the oversubscription privilege will only be offered for an aggregate number of shares that, when combined with the number of shares purchased pursuant to the shareholders’ basic subscription privilege and by the standby investor, does not exceed 24,000,000 shares. In addition, purchases pursuant to the oversubscription privilege will be limited as described under “Are there limits on the number of shares of common stock I may purchase in the rights offering?” in this section. We can provide no assurances that you will actually be able to purchase any shares of common stock upon the exercise of your oversubscription privilege.

In order to properly exercise your oversubscription privilege, you must deliver the subscription payment related to your oversubscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your oversubscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock that may be available to you (i.e., assuming you fully exercise your basic subscription privilege and are allotted the full amount of your oversubscription as elected by you).

If oversubscription requests exceed the number of shares of common stock available for sale after purchases by (i) all shareholders exercising their basic subscription privilege and (ii) the standby investor under the Securities Purchase Agreement, then we will allocate the available shares of common stock among shareholders who oversubscribed on a pro rata basis, by multiplying the number of shares validly requested by each shareholder through the exercise of its oversubscription privilege by a fraction that equals (x) the number of shares available to be issued through the oversubscription privilege divided by (y) the total number of shares requested by all shareholders through the exercise of their oversubscription privilege.

To the extent the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the oversubscription privilege is less than the amount you actually paid in connection with the exercise of the oversubscription privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments received by the subscription agent will be returned to you, without interest or penalty, as soon as practicable. To the extent the amount you actually paid in connection with the exercise of the oversubscription privilege is less than the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the oversubscription privilege, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the oversubscription privilege.

We will not issue fractional shares. Fractional shares of common stock resulting from the exercise of the oversubscription privilege will be eliminated by rounding down to the nearest whole share.

What is the standby offering to the standby investor?

To facilitate the rights offering, we have entered into the Securities Purchase Agreement with the standby investor. The standby investor has agreed to purchase from us, and we have agreed to sell to him, for $1.00 per share, the lesser of (i) 10,000,000 shares of common stock, (ii) if the rights offering is completed, all shares of common stock not purchased by shareholders exercising their basic subscription privilege, and (iii) the maximum number of shares that he may purchase without causing an “ownership change” under Section 382(g) of the Code ( 49.99% of all shares of common stock outstanding at the completion of the offering). In addition, the Securities Purchase Agreement provides the standby investor a right of first refusal to purchase an additional 6,000,000 shares subject to the limitations outlined in clauses (ii) and (iii) above. The Securities Purchase Agreement contemplates an initial closing of the sale of 875,000 shares of common stock to the standby investor, which occurred on March 27, 2014, and a subsequent closing of the remaining number of shares based on the formula above and the standby investor’s decision on whether to exercise his right of first refusal. The standby investor may participate in the rights offering with respect to the 875,000 shares of our common stock he is expected to hold on the record date. The number of shares the standby investor is committed to purchase in the standby offering will be reduced by the number of shares he purchases in the rights offering. We have agreed that if for any reason we do not complete the rights offering, the standby investor will still be permitted to purchase shares of our common stock as set forth above.

The Securities Purchase Agreement also provides that between the closing of the standby offering and the third anniversary of such closing date, for as long as the standby investor owns at least 25% of our outstanding shares of common stock, if we make any public or non-public offering of any equity or any securities, options, or debt that are convertible or exchangeable into equity or that include an equity component, the standby investor will be afforded the opportunity to acquire from us for the same price and on the same terms as such securities are proposed to be offered to others, up to the amount in the aggregate required to enable him to maintain his proportionate common stock-equivalent interest in us. We do not currently have any plans to make any such offerings in the next twelve months.

We also agreed to enter into a registration rights agreement with the standby investor, or the Registration Rights Agreement, which will provide the standby investor demand registration and piggyback registration rights with respect to the standby investor’s resale of the Company’s equity securities, subject to customary limitations. We have agreed to pay the expenses associated with any registration statements filed with the Commission pursuant to the Registration Rights Agreement. The standby investor’s demand registration rights will be immediately exercisable upon execution of the Registration Rights Agreement for, subject to certain limitations, the number of shares of common stock held by the standby investor and any equity securities issued or issuable directly or indirectly with respect to the shares of common stock held by the standby investor by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization.

Are there limits on the number of shares of common stock I may purchase in the rights offering?

Yes. Other than the standby investor, a person or entity, together with related persons or entities, may not exercise subscription rights (including the oversubscription privilege) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning 5% or more of our issued and outstanding shares of common stock following the offering, or that would otherwise require regulatory approval. For more information, see the section entitled “The Rights Offering — Limitations on Amount You May Purchase.”

In addition, the Securities Purchase Agreement requires that we not accept any subscriptions or oversubscriptions in the rights offering that we believe may have an unfavorable effect on our ability to preserve our net operating loss deferred tax asset. Notwithstanding any other information presented in this prospectus, we do not intend to accept any subscriptions pursuant to the basic subscription privilege or the oversubscription privilege if we believe such subscriptions or oversubscriptions may have an unfavorable effect on our ability to preserve our net operating loss deferred tax asset. For more information, see the section of this prospectus entitled “Our Net Operating Loss Deferred Tax Asset” on page 40 .

How do I exercise my subscription rights?

If you wish to participate in the rights offering, you must take the following steps:

•	deliver payment to the subscription agent; and

•	deliver your properly completed and signed rights certificate, and any other subscription materials, to the subscription agent.
Payments must be made in full in U.S. dollars for the full number of shares for which you are subscribing by:

•	personal check payable to “Registrar and Transfer Company, as Subscription Agent for Four Oaks Fincorp, Inc.,” drawn upon a U.S. bank;

•	certified check payable to “Registrar and Transfer Company, as Subscription Agent for Four Oaks Fincorp, Inc.,” drawn upon Four Oaks Bank & Trust Company; or

•	wire transfer of immediately available funds to the escrow account maintained by the subscription agent.
Please note that funds paid by personal check may take up to seven or more business days to clear. Accordingly, if you wish to pay by means of a personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that the subscription agent receives cleared funds before that time. We also urge you to consider payment by means of a certified check drawn upon Four Oaks Bank & Trust Company or by wire transfer, in order to expedite the receipt of your payment.

Please follow the payment and delivery instructions accompanying the rights certificate. DO NOT DELIVER DOCUMENTS TO THE COMPANY OR THE BANK. As described in this prospectus and in the instructions accompanying the rights certificate, in certain cases additional documentation or medallion guarantees may be required. For more information, see the section entitled “The Rights Offering — Method of Exercising Subscription Rights.” You are solely responsible for completing delivery to the subscription agent of your rights certificate, any other subscription materials, and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives them by 5:00 p.m., Eastern Time, on July 31 , 2014. We are not responsible for subscription materials sent directly to our offices.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares under the oversubscription privilege, purchase limitations, and the elimination of fractional shares. Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty, following the expiration of the rights offering. We reserve the right to reject any attempted subscription that does not include proper documentation or matching payment.

What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, dealer, custodian bank, or other nominee?

If you hold your shares of common stock in the name of a broker, dealer, custodian bank, or other nominee, then your broker, dealer, custodian bank, or other nominee is the record holder of the shares you own. You will not receive a rights certificate. The record holder must exercise the subscription rights on your behalf for the shares of common stock you wish to purchase in the rights offering.

If you wish to purchase shares of our common stock through the rights offering, please promptly contact your broker, dealer, custodian bank, or other nominee as record holder of your shares. We will ask your record holder to notify you of the rights offering. However, if your broker, dealer, custodian bank, or other nominee does not contact you, then you should promptly initiate contact with that intermediary. Your broker, dealer, custodian bank, or other nominee may establish a deadline prior to 5:00 p.m. Eastern Time on July 31 , 2014, which we established as the expiration date of the rights offering, by which you must provide it with your instructions to exercise your subscription rights and pay for your shares.

Am I required to exercise all of the rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. However, if you choose not to exercise your basic subscription privilege in full, the relative percentage of our shares of common stock that you own will decrease, and your voting and other rights will be diluted. In addition, if you do not exercise your basic subscription privilege in full, you will not be entitled to participate in the oversubscription privilege. For more information, see “How many shares of common stock will be outstanding after the rights offering?” in this section.

Will our officers and directors be exercising their subscription rights?

Certain of our directors and officers have indicated that they intend to participate in the rights offering, although they are not required to do so. Collectively, we expect our directors and officers, together with their affiliates, to purchase up to approximately 875,000 shares in the rights offering. As of the record date, our directors and officers, together with their affiliates, are entitled to purchase 1,641,195 shares in the rights offering by exercising their respective basic subscription privileges on the same terms and conditions applicable to all shareholders. Following the rights offering, our directors and officers, together with affiliates, are expected to own an aggregate of approximately 1,422,065 shares of common stock, or 4.0 % of our total outstanding shares of common stock if we sell 26,633,385 shares in the offering.

Has our board of directors made a recommendation to our shareholders regarding the exercise of rights under the rights offering?

No. Neither our board of directors nor our financial advisor, Sandler O’Neill + Partners, L.P., makes any recommendation regarding your exercise of the subscription rights. Shareholders who exercise their subscription rights risk loss on their investment. We cannot assure you that the market price of our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the offering. Please see the section entitled “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

What agreements do we have with the standby investor and will he receive any compensation for his commitment?

In addition to the standby investor’s rights to purchase shares of our common stock pursuant to the Securities Purchase Agreement, we have agreed to register under the Securities Act the standby investor’s resale of such shares at our expense and to reimburse the standby investor up to $95,000 of his actual out-of-pocket expenses. The Securities Purchase Agreement also requires us to make a cash payment (or other equitable arrangements) to the standby investor in an amount approximately equal to the net costs to the Company to resolve the investigation of the Company by the U.S. Department of Justice, or the DOJ, that are in addition to the costs the Company would have incurred had the U.S. District Court of the Eastern District of North Carolina, or the District Court, approved the Consent Order for Permanent Injunction and Civil Money Penalty, which provided for a civil settlement with the DOJ, or the Consent Order, on January 8, 2014 when the Consent Order was filed with the District Court, multiplied by the percentage of the Company’s outstanding shares owned by the standby investor on the closing date of the standby offering. We expect such cash payment (or other equitable arrangements) to be minimal, if any.

We have no other agreement to compensate the standby investor in any manner if the standby offering is completed. However, if the standby investor terminates the Securities Purchase Agreement because we are in breach of any representation, warranty, covenant, or agreement, or any representation and warranty becomes untrue such that the closing conditions would not be satisfied, and such breach is not curable or, if curable, has not been cured within 30 days after notice of such breach is given, we have agreed to pay the standby investor liquidated damages in the amount of $250,000. Furthermore, if the Securities Purchase Agreement is terminated under the following circumstances, we have agreed to pay the standby investor liquidated damages in the amount of $800,000: (1) the standby investor terminates the Securities Purchase Agreement because we (a) enter into a confidentiality agreement or otherwise provide non-public information to any person in connection with an Acquisition Proposal (as defined in the Securities Purchase Agreement) or (b) receive an Acquisition Proposal and do not present it for board consideration within five business days after it is received and reject it in writing two business days thereafter or (2) we terminate the Securities Purchase Agreement because our board of directors makes a Superior Proposal Recommendation (as defined in the Securities Purchase Agreement).

How many shares will the standby investor own after the offering?

Purchasers in the rights offering will not know the percentage of our outstanding shares of common stock that the standby investor will own after the completion of the offering prior to the expiration of the rights offering period, but the Securities Purchase Agreement contemplates that the standby investor will own up to 49.99% of our outstanding shares following the offering. The chart below presents different scenarios that may occur depending on the number of subscription rights that are exercised by shareholders and the number of shares purchased by the standby investor under the Securities Purchase Agreement, including the standby investor’s decision on whether to exercise his right of first refusal to purchase additional shares, if permissible. Scenarios #1, #2, #3 and #4 calculate the standby investor’s minimum required purchase, maximum allowable purchase and ownership percentage if the basic subscription privilege is exercised with respect to 0%, 25%, 50% and 100%, respectively of the rights held by shareholders other than the standby investor.

	Scenario #1	Scenario #2	Scenario #3	Scenario #4
Shares Sold Pursuant to the Basic Subscription Privilege (excluding the standby investor)	0	6,002,096	12,004,193	24,008,385
Minimum Required Purchase by Standby Investor	7,124,594	10,000,000	10,000,000	2,625,000
Maximum Allowable Purchase by Standby Investor	7,124,594	13,124,290	14,629,193	2,625,000
Percentage Ownership of Standby Investor After Closing of the Offering (1)	49.99%	49.99%	43.66%	9.86%
(1) Assumes standby investor purchases the maximum allowable number of shares.

How was the subscription price of $1.00 per share determined?

In determining the subscription price, our board of directors considered a number of factors, including the need to offer the shares at a price that would be attractive to investors relative to the then current trading price of our common stock, historical and current trading prices of our common stock, general conditions in the financial services industry, the need for capital and alternatives available to us for raising capital, potential market conditions, and the desire to provide an opportunity to our shareholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, our board of directors also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, and the outlook for our industry, our current financial condition and regulatory status, and a range of discounts to market value represented by the subscription prices in various other rights offerings.

The subscription price does not necessarily bear any relationship to any other established criteria for value. You should not consider the subscription price as an indication of value of our company or our common stock. You should not assume or expect that, after the rights offering, our shares of common stock will trade at or above the subscription price in any given time period. The market price of our common stock may decline during or after the rights offering, and you may not be able to sell the underlying shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price. You should obtain a current quote for our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the rights offering.

How soon must I act to exercise my rights?

If you received a rights certificate and elect to exercise some or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and complete payment prior to the expiration of the rights offering, which is July 31 , 2014, at 5:00 p.m., Eastern Time. If you hold your shares in the name of a broker, dealer, custodian bank, or other nominee, your broker, dealer, custodian bank, or other nominee may establish a deadline prior to 5:00 p.m. Eastern Time, on July 31 , 2014 by which you must provide it with your instructions to exercise your subscription rights and pay for your shares.

Although we will make reasonable attempts to provide this prospectus to holders of subscription rights, the rights offering and all subscription rights will expire at 5:00 p.m., Eastern Time on July 31 , 2014 (unless extended for up to 30 days until August 30 , 2014), whether or not we have been able to locate each person entitled to subscription rights. Although we have the option of extending the rights offering period, we currently do not intend to do so.

May I transfer my rights?

No. You may not transfer your subscription rights.

Are we requiring a minimum subscription to complete the rights offering?

No. There is no minimum subscription requirement in the rights offering. However, our board of directors reserves the right to cancel the rights offering for any reason, including if our board of directors believes that there is insufficient participation by our shareholders.

Can the board of directors extend, cancel, or amend the rights offering?

Yes. We have the option to extend the period for exercising your subscription rights for up to 30 days until August 30 , 2014, although we do not presently intend to do so. Our board of directors may cancel the rights offering at any time for any reason. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. Our board of directors reserves the right to amend or modify the terms of the rights offering at any time, for any reason.

What will happen if I choose not to exercise my subscription rights?

If you do not exercise any subscription rights, the number of shares of our common stock you own will not change. Because shares may be purchased by other shareholders and the standby investor, however, your percentage ownership will be diluted after the completion of the rights offering unless you exercise your basic subscription privilege in full. For more information, see “How many shares of common stock will be outstanding after the rights offering?” in this section.

After I send in my payment and rights certificate, may I change or cancel my exercise of rights?

No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. If we decide to extend, amend or modify the terms of the right offering for any reason, subscriptions received prior to such extension, amendment or modification will remain irrevocable. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our common stock at a subscription price of $1.00 per share.

When will I receive my new shares?

All shares of our common stock that you purchase in the rights offering will be issued electronically in book-entry (uncertificated) form. If you are a shareholder of record as of the record date and purchase shares in the rights offering by submitting a rights certificate and payment, we will issue your new shares as soon as practicable after the completion of the rights offering, and you will receive confirmation from the subscription agent by mail that your shares were electronically issued. If, as of the record date, your shares were held by a broker, dealer, custodian bank, or other nominee, and you participate in the rights offering, your broker, dealer, custodian bank, or other nominee will be credited with the shares of common stock you purchase in the rights offering as soon as practicable after the completion of the rights offering, and your nominee will credit your account with such shares. Until your shares have been issued in book-entry form or your account is credited with such shares, you may not be able to sell your shares.

How many shares of common stock will be outstanding after the rights offering?

As of June 9 , 2014, 8,877,795 shares of our common stock were issued and outstanding. Assuming that there are no other transactions by us involving shares of our common stock, no outstanding options for shares of our common stock are exercised prior to the expiration of the rights offering, and the full 26,633,385 shares of our common stock are subscribed for in the rights offering and/or sold to the standby investor, we expect 35,511,180 shares of common stock to be outstanding immediately after completion of the offering. As a result of the rights offering, the ownership interests and voting interests of the existing shareholders that do not fully exercise their basic subscription privilege will be diluted.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described in the section entitled “Risk Factors” in this prospectus and the documents incorporated by reference in this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in an escrow account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If you hold shares through a broker, dealer, custodian bank, or other nominee, it may take longer for you to receive payment because the subscription agent will return payments through the record holder of your shares.

What fees or charges apply if I purchase the shares in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through your broker, dealer, custodian bank, or other nominee, you are responsible for paying any fees your nominee may charge you.

What are the material U.S. federal income tax consequences of exercising my subscription rights?

For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of subscription rights. You should consult your tax advisor as to your particular tax consequences resulting from the rights offering. For a more detailed discussion, see the section entitled “Material U.S. Federal Income Tax Consequences.”

Whom should I contact if I have other questions?

For a more complete description of the rights offering, see “The Rights Offering” beginning on page 25. If you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please contact our subscription agent for the rights offering, Registrar and Transfer Company, at (800) 368-5948 or info@rtco.com. If you have any general questions regarding the rights offering, the Company, or the Bank, please contact Nancy Wise, our Chief Financial Officer, at (919) 963-1130.

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and may not contain all of the information that you should consider before deciding whether or not you should exercise your rights. You should read the entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 15 of this prospectus and all other information included or incorporated by reference in this prospectus in its entirety before you decide whether to exercise your rights.

Our Business

Four Oaks Fincorp, Inc. is a bank holding company incorporated under the laws of North Carolina on February 5, 1997. Our primary wholly-owned subsidiary is the Bank, a state-chartered member of the Federal Reserve System that was incorporated under the laws of North Carolina in 1912.

The Bank has approximately 170 employees and provides a full range of banking services to businesses and individuals through its 13 branches in Four Oaks, Clayton, Smithfield, Garner, Benson, Fuquay-Varina, Wallace, Holly Springs, Harrells, Zebulon, Dunn, and Raleigh, and a loan production office in Southern Pines, North Carolina. The Federal Deposit Insurance Corporation, or the FDIC, insures the Bank’s deposits up to applicable limits.

As a bank holding company, we are subject to the supervision of the Board of Governors of the Federal Reserve System, or the Federal Reserve. We are required to file with the Federal Reserve reports and other information regarding our business operations and the business operations of our subsidiaries. As a state-chartered member of the Federal Reserve, the Bank is subject to primary supervision, periodic examination and regulation by the NCCOB and by the Federal Reserve as its primary federal regulator. In May 2011, we entered into the Written Agreement with the FRB and the NCCOB. We are currently in partial compliance with the Written Agreement, and gaining material compliance with the Written Agreement will require securing significant additional capital for the Company through the offering described in this prospectus or otherwise.

Corporate Information

Our principal executive offices are located at 6114 US 301 South, Four Oaks, North Carolina 27524, and our telephone number is (919) 963-2177. Our principal website is www.fouroaksbank.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

The Rights Offering

The following summary describes the principal terms of the rights offering, but is not intended to be complete. See the information in the section entitled “The Rights Offering” beginning on page 25 of this prospectus for a more detailed description of the terms and conditions of the rights offering.

Shares available in rights offering	26,633,385
Rights distributed
We are distributing to you, at no charge, one non-transferable subscription right for each share of our common stock that you own as of 5:00 p.m., Eastern Time, on the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks, or other nominees on your behalf, as a beneficial owner of such shares.

Basic subscription privilege	The basic subscription privilege of each subscription right will entitle you to purchase three shares of our common stock at a subscription price of $1.00 per share.
Subscription price	$1.00 per share. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offering.
Oversubscription privilege
If you fully exercise your basic subscription privilege, you may also subscribe for additional shares for pro rata allocation in the event that not all available shares are purchased pursuant to the shareholders’ basic subscription privilege or by the standby investor. However, the oversubscription privilege will only be offered for an aggregate number of shares that, when combined with the number of shares purchased pursuant to the shareholders’ basic subscription privilege and by the standby investor, does not exceed 24,000,000 shares.

Limitations on amount purchased
Other than the standby investor, a person or entity, together with related persons or entities, may not exercise subscription rights (including the oversubscription privilege) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning 5% or more of our issued and outstanding shares of common stock following the offering, or that would otherwise require regulatory approval. In addition, we do not intend to accept any subscriptions pursuant to the basic subscription privilege, or oversubscriptions pursuant to the oversubscription privilege, if we believe such subscriptions or oversubscriptions may have an unfavorable effect on our ability to preserve our deferred tax asset.

Record date	5:00 p.m., Eastern Time, on June 16, 2014.
Expiration date	5:00 p.m., Eastern Time, on July 31, 2014, unless we extend the rights offering period for up to 30 days until August 30, 2014.
Use of proceeds
Although the actual amount of proceeds will depend on participation in the rights offering, if the rights offering is fully subscribed, we expect the gross proceeds from the rights offering to be $26,633,385. When combined with the initial sale of 875,000 shares of common stock already sold to the standby investor, we estimate that net proceeds will be approximately $26.2 million, after deducting our estimated expenses. We intend to use approximately $3 million of the net proceeds received from this offering to improve the Company's capital position and to use the remaining net proceeds to provide additional capital for the Bank, implement the asset resolution plan described in this prospectus and for general corporate purposes including supporting loan growth in the Bank. See “Use of Proceeds” on page 21 for more information.

No transfer	The subscription rights are not transferable.
No board recommendation
Neither our board of directors nor Sandler O’Neill + Partners, L.P., our financial advisor, makes any recommendation to you about whether you should exercise any rights. You are urged to make an independent investment decision about whether to exercise your rights based on your own assessment of our business and the offering. Please see the section of this prospectus entitled “Risk Factors” beginning on page 15 for a discussion of some of the risks involved in investing in our common stock.

No revocation
Any exercise of subscription rights is irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of common stock at a subscription price of $1.00 per share.

Material U.S. federal income tax consequences
For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of subscription rights. You should consult your own tax advisor as to your particular tax consequences resulting from the rights offering. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences” on page 43.

Extension, cancellation, and amendment
• We have the option to extend the period for exercising your subscription rights, for up to 30 days until August 30, 2014, although we do not presently intend to do so. If we extend the rights offering period, we will give oral or written notice to the subscription agent prior to the expiration of the rights offering and will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the rights offering.

• Our board of directors may cancel the rights offering at any time for any reason. In the event that the rights offering is cancelled all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. We also reserve the right to amend or modify the terms of the rights offering. If we decide to extend, amend or modify the terms of the right offering for any reason, subscriptions received prior to such extension, amendment or modification will remain irrevocable.

Procedure for exercising rights
To exercise your subscription rights, you must take the following steps:

• If you are a registered holder of our shares of common stock, you must deliver payment and a properly completed rights certificate, and any other subscription materials, to the subscription agent before 5:00 p.m., Eastern Time, on July 31, 2014. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

• If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank, or other nominee, you should instruct your broker, dealer, custodian bank, or other nominee to exercise your subscription rights on your behalf and deliver all documents and payments before 5:00 p.m., Eastern Time, on July 31, 2014.

Subscription agent	Registrar and Transfer Company.
Shares outstanding before the rights offering	8,877,795 shares of common stock as of June 9, 2014.
Shares outstanding after completion of the rights offering
Assuming that there are no other transactions by us involving shares of our common stock, no outstanding options for our common shares are exercised prior to the expiration of the rights offering, and the full 26,633,385 shares are subscribed for in the rights offering and/or are sold to the standby investor, we expect 35,511,180 shares of common stock will be outstanding immediately after completion of the offering.

Risk factors
Shareholders considering exercising their subscription rights should carefully consider the risk factors described in the section of this prospectus entitled “Risk Factors,” beginning on page 15 of this prospectus.

Fees and expenses
We will pay the fees and expenses relating to the rights offering. However, if you exercise your subscription rights through your broker, dealer, custodian bank, or other nominee, you are responsible for paying any fees your nominee may charge you.

Trading symbol	Shares of our common stock are quoted on the OTC Bulletin Board under the symbol “FOFN.” The last reported sale price of our common stock on the OTC Bulletin Board on June 9, 2014 was $2.06.
Questions
If you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please contact our subscription agent for the rights offering, Registrar and Transfer Company, at (800) 368-5948 or info@rtco.com. If you have any general questions regarding the rights offering, the Company, or the Bank, please contact Nancy Wise, our Chief Financial Officer, at (919) 963-1130.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks described below, the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and any risks described in our other filings with the Commission that are incorporated by reference in this prospectus before making an investment decision. Any of the risks we describe below or in the information incorporated by reference in this prospectus could cause our business, financial condition, results of operations, or future prospects to be materially adversely affected. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, results of operations, or future prospects.

Risks Related to the Offering

The standby offering is subject to conditions to closing that could result in such transaction being delayed or not consummated, which could negatively impact our stock price and future business and operations.

The proposed standby offering is subject to conditions to closing as set forth in the Securities Purchase Agreement, including obtaining the required regulatory approvals and non-objections and a letter from an independent accounting firm related to the Company’s deferred tax asset. If any of the conditions to the closing are not satisfied or, where permissible, not waived, the standby offering will not be consummated. Failure to consummate the standby offering could negatively impact our stock price, future business and operations, and financial condition. In addition, any delay in the consummation of the standby offering, or any uncertainty about the consummation of the standby offering, may adversely affect our future business, growth, revenue, and results of operations.

The Securities Purchase Agreement contemplates an initial closing of the sale of 875,000 shares of common stock to the standby investor, which occurred on March 27, 2014. The failure to satisfy the conditions to closing described above will have no impact on the shares that have already been sold.

The subscription price determined for the rights offering and the standby offering may not be indicative of the value of our common stock.

Our board of directors determined the subscription price of the common stock after reviewing a variety of factors. The subscription price does not necessarily bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth, or any other established criteria used to value securities. After the completion of the offering, you may not be able to dispose of any shares of common stock that you purchase in the rights offering at a price at or above the price that you pay in the rights offering. The value of our common stock may also be subject to significant fluctuations in response to our future operating results and other factors.

Neither our board of directors nor our financial advisor, Sandler O’Neill + Partners, L.P., makes any recommendation regarding your exercise of subscription rights or your purchase of shares in the rights offering. Shareholders who participate in the offering risk the loss of their entire investment. We cannot assure you that the market price of our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price.

The rights offering and the standby offering may cause the trading price of our common stock to decrease immediately, and this decrease may continue.

The subscription price at which we are selling shares in the rights offering and the standby offering is less than the recent trading prices in the current quarter. Additionally, the number of shares we expect to issue if we complete the rights offering and the standby offering may result in an immediate decrease in the market value of our common stock. If the holders of the shares purchased in this offering choose to sell some or all of those shares, the resulting sales could further depress the market price of our common stock.

Your ownership interest may be significantly diluted if you do not exercise your subscription rights in the rights offering.

To the extent that you do not exercise your basic subscription privilege and shares are purchased by the standby investor and/or other shareholders in the rights offering, your proportionate voting interest will be reduced, and the percentage that your original shares represent of our outstanding common stock after the rights offering may be significantly diluted. If you do not act promptly and follow the subscription instructions, your exercise of rights will be rejected.

If you desire to purchase shares of our common stock in the rights offering, you must act promptly to ensure that the subscription agent actually receives all required forms and payments before the expiration of the rights offering at 5:00 p.m., Eastern Time, on July 31 , 2014. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank, or other nominee acts for you and that the subscription agent receives all required forms and payments before the rights offering expires. We are not responsible if your nominee fails to ensure that the subscription agent receives all required forms and payments before the rights offering expires. If you fail to complete and sign the rights certificate and other required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to the exercise of your rights before the rights offering expires, the subscription agent will reject your subscription or accept it only to the extent of the payment received before the rights offering expires. Neither we nor our financial advisor or subscription agent undertake any responsibility or action to contact you concerning an incomplete or incorrect subscription form or payment, nor are we or they under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

You will not be able to sell the common shares for which you subscribe in the rights offering until such shares are issued to you.

If you subscribe for shares in the rights offering by submitting a completed and signed rights certificate with other required subscription forms and payment, we will issue your shares as soon as practicable following the expiration of the rights offering. If your shares are held by a broker, dealer, custodian bank, or other nominee and you subscribe for shares in the rights offering, your nominee will be credited with the shares you purchase and your account will be credited by your nominee. Until the common shares for which you subscribe are issued to you, you may not be able to sell your shares. The stock price may decline between the time you decide to sell your shares and the time you are actually able to sell your shares.

Since you cannot revoke the exercise of your subscription rights and the market price of our common stock may decline after you elect to exercise the subscription rights, you could be committed to buying shares above the market price of our common stock.

Your exercise of subscription rights is irrevocable, even if you learn information about us that you consider unfavorable during the rights offering period. The market price of our common stock may decline after you elect to exercise your subscription rights. If you exercise your subscription rights and, afterwards, the public trading market price of our common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price and could have an immediate unrealized loss. Our common stock is quoted on the OTC Bulletin Board under the symbol “FOFN,” and the closing sale price of our common stock on June 9 , 2014, as reported by the OTC Bulletin Board, was $2.06 per share. Moreover, following the exercise of your subscription rights you may not be able to sell your common stock at a price equal to or greater than the subscription price. We will not pay you interest on any funds delivered to the subscription agent pursuant to the exercise of subscription rights.

Because our management will have broad discretion over the use of the net proceeds from the rights offering, you may not agree with how we use the proceeds.

We will have broad discretion over the use of the net proceeds of this offering. We currently intend to use the net proceeds from the offering to improve the Company's capital position, to provide additional capital for the Bank, implement the Asset Resolution Plan (as defined below) and for general corporate purposes, including supporting loan growth in the Bank. However, our management may allocate the proceeds as it deems appropriate. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds of the offering, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used.

The standby investor may have significant influence over our business.

The percentage of our outstanding shares that the standby investor will own after the completion of the offering will vary based on the number of subscription rights that are exercised by shareholders and the number of shares purchased by the standby investor under the Securities Purchase Agreement, including the standby investor’s decision on whether to exercise his right of first refusal to purchase additional shares, if available. Pursuant to the Securities Purchase Agreement, the standby investor has already purchased 9.99% of our outstanding common stock in an initial closing and may hold up to 49.99% of our outstanding shares after completion of the offering. We have sought and will likely continue to seek the standby investor's input on significant operational matters given his strategic investment in our company and his experience in the banking industry. In addition, because of the percentage of our common stock that may be held by the standby investor, he may be able to influence the outcome of any matter submitted to a vote of our shareholders. The interests of the standby investor may not align precisely with your interest as a holder of our common stock.

Significant sales of our common stock, or the perception that significant sales may occur in the future, could adversely affect the market price for our common stock.

The sale of substantial amounts of our common stock could adversely affect the price of these securities. Sales of substantial amounts of our common stock in the public market, and the availability of shares for future sale, including up to 27,508,385 shares of our common stock to be issued in the rights offering and the standby offering, could adversely affect the prevailing market price of our common stock and could cause the market price of our common stock to remain low for a substantial amount of time. Additionally, we are contractually obligated to establish a restricted stock plan, or the Restricted Stock Plan, as part of or immediately following the standby offering under which a number of shares of our common stock equal to 6.0% of the number of outstanding shares immediately after the closing of the standby offering will be reserved for issuance, and additional equity awards may also be granted under our stock incentive plan. We cannot foresee the impact of these potential sales on the market, but it is possible that if a significant percentage of such available shares were attempted to be sold within a short period of time, the market for our shares would be adversely affected. It is also unclear whether or not the market for our common stock could absorb a large number of attempted sales in a short period of time, regardless of the price at which they might be offered. Even if a substantial number of sales do not occur within a short period of time, the mere existence of this “market overhang” could have a negative impact on the market for our common stock and our ability to raise additional capital.

We may cancel the rights offering at any time, and neither we nor the subscription agent will have any obligation to you except to return your exercise payments.

We may, in our sole discretion, decide not to continue with the rights offering or cancel the rights offering at any time. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

We may not be able to realize the benefit of our net operating loss deferred tax asset.

As of December 31, 2013 and March 31, 2014, we had a total deferred tax asset of $23.7 million and $23.5 million, a valuation allowance of $22.6 million and $22.5 million, and a deferred tax liability of $1.1 million and $1.0 million, respectively, for a net deferred tax asset of $0 and $0, respectively. As of December 31, 2013, and March 31, 2014, the amount of the gross deferred tax asset attributable to our net operating loss carryforwards was $16.3 million and $16.3 million, respectively, and was fully reduced by a valuation allowance at both dates. A deferred tax asset is reduced by a valuation allowance if, based on the weight of the evidence available, it is more likely than not that some portion or all of the total deferred tax asset will not be realized. We believe that, subject to certain limitations including federal tax laws relating to “ownership changes,” should we return to profitability over a sustained period of time and project future profits while remaining well capitalized, then we would be able to reverse some or all of the deferred tax asset valuation allowance including the portion allocable to our net operating loss carryforwards, and our shareholders’ equity would increase accordingly. Even if we are able to reverse the deferred tax asset valuation allowance, however, the only portion of a deferred tax asset that may be included in Tier 1 Capital for regulatory capital purposes is the amount that may be utilized over the next 12 months.

We have attempted to structure the proposed rights offering to avoid an “ownership change” under Section 382 of the Code, and prior to or following the closing of the standby offering, we plan to establish a rights plan to protect against future investors acquiring five percent equity interests in our company, which may cause us to lose the benefit of our net operating loss deferred tax asset. We also plan to propose that our shareholders approve an amendment to our articles of incorporation to include ownership limitations or pursue other alternatives to preserve the ability to fully utilize our net operating loss carryforwards.

The rights plan will be designed to preserve the ability to fully utilize our net operating loss carryforwards during a specified period of time by deterring any person from acquiring our common stock without approval of our board of directors if such acquisition would result in a shareholder owning a certain percentage (e.g., 4.99%) or more of our then-outstanding common stock. The amendment to our articles of incorporation would be designed to prevent certain transfers of our securities that could result in an ownership change. Our governing documents and applicable law will not require shareholder approval of a rights plan but will require shareholder approval of an amendment to our articles of incorporation.

It is important to note that even if an amendment to our articles of incorporation and a rights plan are adopted, neither measure offers a complete solution and an ownership change may occur, which would significantly limit the amount of the net operating loss carryforwards that we might otherwise be able to utilize once we have returned to profitability. Therefore, even if our results of future operations allow us to reverse the deferred tax valuation allowance allocable to our net operating loss deferred tax asset, the amount of that deferred tax asset would be significantly less than the $16.3 million balance at March 31, 2014. Accordingly the aforementioned increase in our shareholders’ equity that would result from the reversal of the valuation allowance allocable to our net operating loss deferred tax asset would also be significantly reduced. There may be limitations on the enforceability of an amendment to our articles of incorporation against shareholders who do not vote to adopt it that may allow an ownership change to occur, and any rights plan may deter, but ultimately will not block, transfers of our common stock that might result in an ownership change. Because of their individual limitations, it is expected that our board of directors will decide that adoption of both measures is appropriate, and that together they will serve as important tools to help prevent an ownership change that could substantially reduce or eliminate the significant long-term potential benefits of our net operating loss carryforwards.

The Securities Purchase Agreement permits the standby investor to require us to work out problem assets at a faster pace than we currently intend.

The Securities Purchase Agreement permits the standby investor to identify up to $50 million of our assets, consisting primarily of other real estate owned, nonperforming loans, and performing loans graded substandard or lower, for which we would be required to accelerate our work-out strategy. Specifically, the Securities Purchase Agreement provides for an asset resolution plan, or the Asset Resolution Plan, which would require that the aforementioned assets be disposed of, worked out, or otherwise resolved within 18 months after the completion of the standby offering. Our current work-out strategy is to work-out these assets over a period of time in the normal course of business, which in many cases extends significantly beyond 18 months after the completion of the offering. In order to work-out these assets within 18 months after the completion of the offering, we believe that it may be necessary to dispose of them at prices lower than their current estimated market values, which values are based on our current work-out strategy. Accordingly, the actual losses we will incur due to the accelerated disposition of these assets is likely to be greater than the losses that would be expected if the assets were resolved in the normal course of business and based upon their current market values as we believe that the holding period would extend significantly beyond 18 months after the completion of the offering. However, we are not required to accelerate the resolution of these assets to a degree that would result in an immediate pre-tax charge that, when combined with all offering-related expenses, exceeds either $10 million or the amount of capital raised in the offering.

Changes in our current work-out strategy with respect to these assets will likely result in significant credit related expenses being incurred during or immediately following the fiscal quarter in which the offering is completed. These additional credit-related expenses will result from the implementation of the Asset Resolution Plan and are not reflective of current estimated market values for these assets. Therefore, absent implementation of the Asset Resolution Plan, these credit-related charges would likely be significantly lower.

Risks Related to Our Common Stock

An investment in our common stock is not an insured deposit, and as with any stock, inherent market risk may cause you to lose some or all of your investment.

Our common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity.  Investment in our common stock is inherently risky and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you may lose some or all of your investment.

Our common stock is thinly traded.

Our common stock is quoted on the OTC Bulletin Board. There can be no assurance, however, that an active trading market for our common stock will develop or be sustained in the future. Our common stock is thinly traded and has substantially less liquidity than the average trading market for many other publicly traded companies. Thinly traded stocks can be more volatile than stock trading in an active public market. Our stock price has been volatile in the past and several factors could cause the price to fluctuate substantially in the future. These factors include but are not limited to changes in analysts’ recommendations or projections, our announcement of developments related to our business, operations, stock performance of other companies deemed to be peers, news reports of trends, concerns, irrational exuberance on the part of investors, and other issues related to the financial services industry. Over the past several years, the stock market has experienced a high level of price and volume volatility, and market prices for the stock of many companies, including those in the financial services sector, have experienced wide price fluctuations that have not necessarily been related to operating performance. Our stock price may fluctuate significantly in the future, and these fluctuations may be unrelated to our performance. General market declines or market volatility in the future, especially in the financial institutions sector of the economy, could adversely affect the price of our common stock, and the current market price may not be indicative of future market prices. Therefore, our shareholders may not be able to sell their shares at the volume, prices, or times that they desire.

As part of our capital raising efforts, we may issue additional shares of common stock or convertible securities that would dilute the percentage ownership interest of existing shareholders, and may dilute the book value per share of common stock. This could adversely affect the terms on which we may obtain additional capital.

Our authorized capital includes 80,000,000 shares of common stock. As of June 9 , 2014, we had 8,877,795 shares of common stock outstanding and had 298,755 shares of common stock underlying options that are or may become exercisable at a weighted average exercise price of $ 2.86 per share. As of June 9 , 2014, we also had the ability to issue 1,542,773 shares of common stock pursuant to options that may be granted in the future under our existing equity compensation plans, 518,554 shares of common stock under the Employee Stock Purchase and Bonus Plan, and 1,604,244 shares of common stock under the Dividend Reinvestment and Stock Purchase Plan. In addition, up to 27,508,385 shares of common stock may be issued to our existing shareholders and the standby investor pursuant to the rights offering and standby offering.

Subject to applicable law, our Board of Directors generally has the authority, without action by or vote of the shareholders, to issue all or part of any authorized but unissued shares of common stock for any corporate purpose, including issuance of equity-based incentives under or outside of our equity compensation plans. Any issuance of additional shares of common stock or convertible securities will dilute the percentage ownership interest of our shareholders, may dilute the book value per share of our common stock, and could adversely affect the terms on which we may obtain additional capital.

Our ability to pay dividends and interest on our outstanding securities is currently restricted.

We have not paid any cash dividends on our common stock since we suspended dividends in the fourth quarter of 2010, and we do not expect to resume paying cash dividends on our common stock for the foreseeable future. In order to preserve capital, in January 2011, we also exercised our right to defer regularly scheduled interest payments on our outstanding subordinated debentures issued in connection with our Trust Preferred Securities. Pursuant to the terms of the indenture governing the subordinated debentures, we may not pay any cash dividends on our common stock until we are current on interest payments on such subordinated debentures. In addition, under the terms of the Written Agreement, we may not pay cash dividends on our common stock or interest on our subordinated debentures or subordinated promissory notes without the prior approval of the FRB. Accordingly, our ability to pay dividends to our shareholders and interest on our subordinated debentures and subordinated promissory notes will be restricted until the Written Agreement is terminated. As a bank holding company, our ability to declare and pay dividends also depends on certain federal regulatory considerations, including the guidelines of the Federal Reserve regarding capital adequacy and dividends.

We depend on dividends from the Bank to meet our cash obligations, but the Written Agreement prohibits payment of such dividends without prior regulatory approval, which may affect our ability to pay our obligations and dividends.

We are a separate legal entity from the Bank, and we do not have significant operations of our own. We have historically depended on the Bank’s cash and liquidity as well as dividends to pay our operating expenses. However, the Written Agreement prohibits the Bank from paying dividends to us without the prior written approval of the FRB and the NCCOB. Accordingly, our ability to receive dividends from the Bank will be restricted until the Written Agreement is terminated. In addition, various federal and state statutory provisions limit the amount of dividends that subsidiary banks can pay to their holding companies without regulatory approval. The Bank is also subject to limitations under state law regarding the payment of dividends, including the requirement that the Bank not pay dividends that would reduce its capital below its applicable required capital. In addition to these explicit limitations, it is possible, depending upon the financial condition of the Bank and other factors, that the federal and state regulatory agencies could take the position that payment of dividends by the Bank would constitute an unsafe or unsound banking practice. Without the payment of dividends from the Bank, we may not be able to service our obligations as they become due or to pay dividends on our common stock. Consequently, the inability to receive dividends from the Bank could adversely affect our financial condition, results of operations, cash flows, and prospects.

USE OF PROCEEDS

The total proceeds to us from the offering will depend on the number of subscription rights that are exercised by shareholders and the number of shares purchased by the standby investor under the Securities Purchase Agreement. We estimate that the total proceeds of the rights offering to us, before expenses, will be $26,633,385 assuming that all of the shares available in the rights offering are sold. If we include the proceeds from the sale of 875,000 shares of common stock already sold to the standby investor in the standby offering, the gross proceeds of the offering will be $27,508,385 . We estimate that the expenses of the offering will be approximately $1.4 million, resulting in estimated net proceeds to us, assuming that all of the shares available in the rights offering are sold and including proceeds from the sale of 875,000 shares of common stock to the standby investor in the standby offering, of approximately $26.2 million .

In order of priority, we intend to use approximately $3 million of the net proceeds from the offering to improve the Company's capital position and use the remaining net proceeds to provide additional capital for the Bank, to implement the Asset Resolution Plan and for general corporate purposes, including supporting loan growth in the Bank. For more information on the Asset Resolution Plan, see the section entitled "The Securities Purchase Agreement - Additional Agreements with the Standby Investor." Although the Bank is well-capitalized for regulatory purposes, we believe that raising additional capital is prudent in light of current market conditions, and the related impact on our financial condition. Our management will retain broad discretion in deciding how to allocate the net proceeds of the offering. If net proceeds are substantially less than the maximum proceeds that may be obtained from the rights offering, we plan to, depending on the level of net proceeds received, curtail future loan growth of the Bank, limit the implementation of the Asset Resolution Plan and/or seek to raise additional capital.

CAPITALIZATION

The following tables present our capitalization as of March 31, 2014, on an actual and pro forma basis based on different scenarios that may occur depending on the number of subscription rights that are exercised by shareholders and the number of shares purchased by the standby investor under the Securities Purchase Agreement, as presented in the section of this prospectus entitled "Securities Purchase Agreement." The following data should be read in conjunction with the financial information incorporated by reference in this prospectus, including our historical financial statements and related notes. As of March 31, 2014, 875,000 shares had been purchased by the standby investor for gross proceeds of $875,000 in an initial closing of the standby offering, and, accordingly the impact of the initial sale is included in actual Cash and cash equivalents and Shareholders' Equity as reported for March 31, 2014 in each of the following scenarios.

Scenario #1
Scenario #1 assumes that no investors other than the standby investor exercise their basic subscription privilege and that the standby investor purchases the maximum allowable shares in the standby offering. The “Pro Forma for Offering” column gives the pro forma effect of the assumed future sale of 7,124,594 shares of common stock in the rights offering and the standby offering with projected expenses totaling $ 690,000 for future net proceeds of $6.4 million. The “Pro Forma for Offering and Asset Resolution Plan” column gives the pro forma effect of the "Pro Forma for Offering" column adjusted for the  assumed charges due to the Asset Resolution Plan of $7.3 million.

	Scenario #1
	March 31, 2014 (amounts in thousands, except ratios)
	Actual	Offering Adjustment	Pro Forma for Offering	Asset Resolution Plan Adjustment(1)	Pro Forma for Offering and Asset Resolution Plan
Cash and cash equivalents:	$150,960	$6,435	$157,395		$157,395

Net loans and foreclosed assets:	$478,710	$—	$478,710	$(7,310)	$471,400

Shareholders’ equity:
Common stock: $1.00 par value, 80,000,000 shares authorized, 8,867,653 shares issued	$8,868	$7,125	$15,993		$15,993
Additional paid-in capital	34,308	(690)	33,618		33,618
Accumulated deficit	(19,033)	—	(19,033)	(7,310)	(26,343)
Accumulated other comprehensive income	262	—	262		262
Total shareholders’ equity	$24,405	$6,435	$30,840	$(7,310)	$23,530

Consolidated Capital Ratios:
Total capital to risk-weighted assets	11.0%		12.9%		10.9%
Tier 1 capital to risk-weighted assets	7.1%		8.9%		6.9%
Tier 1 capital to average assets	3.9%		5.0%		3.8%

(1) Scenario 1: The Asset Resolution Plan adjustment will, in accordance with the terms of the Securities Purchase Agreement, result in a reduction in total loans and foreclosed assets in an amount that equals total net proceeds both received and expected in the offering. For Scenario #1, this includes proceeds of $875,000 received during the first quarter 2014 as part of the initial purchase under the standby offering, proceeds of $7.1 million expected from future sales of common stock in the offering, net of projected expenses of $690,000 for total net proceeds and reductions in total loans and foreclosed assets of $7.3 million. For more information on the Asset Resolution Plan, see the section entitled "Securities Purchase Agreement - Additional Agreements with the Standby Investor."

Scenario #2
The “Pro Forma for Offering” column gives pro forma effect to the assumed future sale of 19,126,386 shares of common stock in the rights offering and the standby offering with projected expenses totaling $1.1 million for future net proceeds of $18.0 million. The “Pro Forma for Offering and Asset Resolution Plan” column gives the pro forma effect of the "Pro Forma for Offering" column adjusted for the  assumed charges due to the Asset Resolution Plan of $8.9 million.

	Scenario #2
	March 31, 2014 (amounts in thousands, except ratios)
	Actual	Offering Adjustment	Pro Forma for Offering	Asset Resolution Plan Adjustment(2)	Pro Forma for Offering and Asset Resolution Plan
Cash and cash equivalents:	$150,960	$18,046	$169,006		$169,006

Net loans and foreclosed assets:	$478,710	$—	$478,710	$(8,920)	$469,790

Shareholders’ equity:
Common stock: $1.00 par value, 80,000,000 shares authorized, 8,867,653 shares issued	$8,868	$19,126	$27,994		$27,994
Additional paid-in capital	34,308	(1,080)	33,228		33,228
Accumulated deficit	(19,033)	—	(19,033)	(8,920)	(27,953)
Accumulated other comprehensive income	262	—	262		262
Total shareholders’ equity	$24,405	$18,046	$42,451	$(8,920)	$33,531

Consolidated Capital Ratios:
Total capital to risk-weighted assets	11.0%		15.9%		13.9%
Tier 1 capital to risk-weighted assets	7.1%		12.0%		9.9%
Tier 1 capital to average assets	3.9%		6.7%		5.5%

(2) The Asset Resolution Plan adjustment for Scenario #2 is $10 million less projected expenses of $1.1 million for a reduction in total loans and foreclosed assets of $8.9 million. For more information on the Asset Resolution Plan, see the section entitled "Securities Purchase Agreement - Additional Agreements with the Standby Investor."

Scenario #3 and #4
The “Pro Forma for Offering” column gives pro forma effect to the assumed future sale of 26,633,385 shares of common stock in the rights offering and the standby offering with projected expenses totaling $1.3 million for future net proceeds of $25.3 million. The “Pro Forma for Offering and Asset Resolution Plan” column gives the pro forma effect of the "Pro Forma for Offering" column adjusted for the  assumed charges due to the Asset Resolution Plan of $8.7 million.

	Scenario #3 and #4
	March 31, 2014 (amounts in thousands, except ratios)
	Actual	Offering Adjustment	Pro Forma for Offering	Asset Resolution Plan Adjustment (3)	Pro Forma for Offering and Asset Resolution Plan
Cash and cash equivalents:	$150,960	$25,309	$176,269		$176,269

Net loans and foreclosed assets:	$478,710	$—	$478,710	$(8,676)	$470,034

Shareholders’ equity:
Common stock: $1.00 par value, 80,000,000 shares authorized, 8,867,653 shares issued	$8,868	$26,633	$35,501		$35,501
Additional paid-in capital	34,308	(1,324)	32,984		32,984
Accumulated deficit	(19,033)	—	(19,033)	(8,676)	(27,709)
Accumulated other comprehensive income	262	—	262		262
Total shareholders’ equity	$24,405	$25,309	$49,714	$(8,676)	$41,038

Consolidated Capital Ratios:
Total capital to risk-weighted assets	11.0%		17.5%		15.9%
Tier 1 capital to risk-weighted assets	7.1%		13.6%		11.9%
Tier 1 capital to average assets	3.9%		7.6%		6.6%
(3) The Asset Resolution Plan adjustment for Scenario #3 and #4 is $10 million less projected expenses of $1.3 million for a reduction in total loans and foreclosed assets of $8.7 million. For more information on the Asset Resolution Plan, see the section entitled “Securities Purchase Agreement - Additional Agreements with the Standby Investor.”

THE RIGHTS OFFERING

The Subscription Rights

We are distributing, at no charge, to the record holders of our shares of common stock as of June 16 , 2014, non-transferable subscription rights to purchase up to an aggregate of 26,633,385 shares of our common stock at a subscription price of $1.00 per share.

Each eligible holder of record of shares of our common stock will receive one subscription right for each share of common stock owned by such holder as of 5:00 p.m., Eastern Time, on the record date. Each subscription right will entitle the holder to a basic subscription privilege and an oversubscription privilege.

We intend to keep the rights offering open until July 31 , 2014, unless our board of directors, in its sole discretion, extends the rights offering period for up to 30 days until August 30 , 2014.

Basic Subscription Privilege

The basic subscription privilege of each subscription right entitles you to purchase three shares of our common stock, upon delivery of the required documents and payment of the subscription price of $1.00 per share, prior to the expiration of the rights offering. You will receive one subscription right for each share of our common stock you own as of 5:00 p.m., Eastern Time, on the record date. You may exercise all or a portion of your basic subscription privilege; however, if you exercise less than your full basic subscription privilege, you will not be entitled to purchase shares under your oversubscription privilege.

We will not issue fractional shares of common stock in the rights offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole number a holder would otherwise be entitled to purchase, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Oversubscription Privilege

If you purchase all of the shares of our common stock available to you pursuant to your basic subscription privilege, you may also subscribe to purchase additional shares should they be available after purchases by (i) all shareholders exercising their basic subscription privilege and (ii) the standby investor under the Securities Purchase Agreement. However, the oversubscription privilege will only be offered for an aggregate number of shares that, when combined with the number of shares purchased pursuant to the shareholders’ basic subscription privilege and by the standby investor, does not exceed 24,000,000 shares. We can provide no assurances that you will actually be able to purchase any shares of common stock upon the exercise of your oversubscription privilege.

In order to properly exercise your oversubscription privilege, you must deliver the subscription payment related to your oversubscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your oversubscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock that may be available to you (i.e., assuming you fully exercise your basic subscription privilege and are allotted the full amount of your oversubscription as elected by you).

If oversubscription requests exceed the number of shares of common stock available for sale after purchases by (i) all shareholders exercising their basic subscription privilege and (ii) the standby investor under the Securities Purchase Agreement, then we will allocate the available shares of common stock among shareholders who oversubscribed on a pro rata basis, by multiplying the number of shares validly requested by each shareholder through the exercise of its oversubscription privilege by a fraction that equals (x) the number of shares available to be issued through the oversubscription privilege divided by (y) the total number of shares requested by all shareholders through the exercise of their oversubscription privilege. By way of example:

10,000 shares remain unsubscribed following purchases by (i) all shareholders exercising their basic subscription privilege and (ii) the standby investor under the Securities Purchase Agreement. Two shareholders exercised their basic subscription privilege in full and have each subscribed for additional shares of our common stock pursuant to their oversubscription privilege. Shareholder A has subscribed for an additional 15,000 shares of our common stock. Shareholder B has subscribed for an additional 5,000 shares of our common stock. According to the oversubscription privilege formula above, Shareholder A and B would receive the following:

•    Shareholder A: 15,000 x (10,000/20,000) = 7,500 shares
•    Shareholder B: 5,000 x (10,000/20,000) = 2,500 shares

We will credit the account of each rights holder with shares of our common stock purchased pursuant to the exercise of the oversubscription privilege as soon as practicable after the rights offering has expired.

To the extent the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the oversubscription privilege is less than the amount you actually paid in connection with the exercise of the oversubscription privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments received by the subscription agent will be returned to you, without interest or penalty, as soon as practicable. To the extent the amount you actually paid in connection with the exercise of the oversubscription privilege is less than the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the oversubscription privilege, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the oversubscription privilege.

Limitations on Amount You May Purchase

Other than the standby investor, a person or entity, together with the following persons, may not exercise subscription rights (including the oversubscription privilege) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning 5% or more of our issued and outstanding shares of common stock following the offering, or that would otherwise require regulatory approval:

•
your immediate family, including your spouse, father, mother, stepfather, stepmother, brother, sister, stepbrother, stepsister, son, daughter, stepson, stepdaughter, grandparent, grandson, granddaughter, father-in-law, mother-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and the spouse of any of the foregoing;

•	companies, partnerships, trusts, or other entities in which you are a trustee, have a controlling beneficial interest, or hold a senior management position; or

•	other persons who may be your associates or persons acting in concert with you.
The term “associate” is used above to indicate any of the following relationships with a person:

•
any corporation or organization, other than the company or a subsidiary thereof, of which a person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;

•
any trust or other estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the estate (although a person who has a substantial beneficial interest in one of our tax-qualified or non-tax-qualified employee plans, or who is a trustee or fiduciary of the plan is not an associate of the plan, and our tax-qualified employee plans are not associates of a person);

•	any person who is related by blood or marriage to such person and who is a director or senior officer of the company or a subsidiary thereof; and

•	any person acting in concert with the persons or entities specified above.

A person or company that acts in concert with another person, company, or other party shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

In addition, except for the standby investor, we will not issue shares of common stock pursuant to the exercise of the basic subscription privilege or the oversubscription privilege to any shareholder who, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own, or control such shares, or if other regulatory approvals may be required. If we elect not to issue shares in such case, such shares will become available to satisfy any oversubscription by other shareholders pursuant to their oversubscription privilege.

Furthermore, the Securities Purchase Agreement requires that we not accept any subscriptions or oversubscriptions that we believe may have an unfavorable effect on our ability to preserve our gross net operating losses deferred tax asset. Notwithstanding any other information presented in this prospectus, we do not intend to accept any subscriptions pursuant to the basic subscription privilege, or oversubscriptions pursuant to the oversubscription privilege, if we believe such subscriptions or oversubscriptions may have an unfavorable effect on our ability to preserve our gross net operating losses deferred tax asset. For more information, see the section of this prospectus entitled “Our Net Operating Loss Deferred Tax Asset” on page 40 .

Uncertificated Delivery of Shares of Common Stock Acquired in the Rights Offering

All shares of our common stock that you purchase in the rights offering will be issued electronically in book-entry (uncertificated) form. If you are a shareholder of record as of the record date and purchase shares in the rights offering by submitting a rights certificate, other subscription materials, and payment, we will issue the new shares as soon as practicable after the completion of the rights offering, and you will receive confirmation from the subscription agent by mail that your shares were electronically issued. If, as of the record date, your shares were held by a custodian bank, broker, dealer, or other nominee, and you participate in the rights offering, your custodian bank, broker, dealer, or other nominee will be credited with the shares of common stock you purchase in the rights offering as soon as practicable after the completion of the rights offering, and your nominee will credit your account with such shares. Until your shares have been issued in book-entry form or your account is credited with such shares, you may not be able to sell your shares.

Reasons for the Rights Offering

We are conducting the rights offering to raise equity capital to improve our capital position, to provide additional capital for the Bank, and for general corporate purposes. Although the Bank is well-capitalized for regulatory purposes, we believe that raising additional capital is prudent in light of current market conditions and the related impact on our financial condition. Our board of directors has chosen to raise capital through a rights offering to give our shareholders the opportunity to prevent ownership dilution by acquiring additional shares of common stock in the rights offering. Our board of directors also considered several alternative capital-raising methods prior to concluding that the rights offering was the best option under the current circumstances. We believe that the rights offering will strengthen our financial condition by raising additional capital; however, our board of directors is making no recommendation regarding your exercise of the subscription rights. We cannot assure you that we will not need to seek additional financing or engage in additional capital offerings in the future.

Effect of Rights Offering on Existing Shareholders

The ownership interests and voting interests of the existing shareholders that do not fully exercise their basic subscription privilege may be significantly diluted. For more information, see below under the heading “Outstanding Shares of Common Stock After the Offering.”

Insider Participation

Certain of our directors and officers have indicated that they intend to participate in the rights offering, although they are not required to do so. Collectively, we expect our directors and officers, together with their affiliates, to purchase up to approximately 875,000 shares in the rights offering. As of the record date, our directors and officers, together with their affiliates, are entitled to purchase 1,641,195 shares in the rights offering by exercising their respective basic subscription privileges on the same terms and conditions applicable to all shareholders. Following the rights offering, our directors and officers, together with their affiliates, are expected to own an aggregate of approximately 1,422,065 shares of common stock, or 4.0 % of our total outstanding shares of common stock if we sell 26,633,385 shares in the offering.

Although directors and officers will be investing their own money in the rights offering, our board of directors makes no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our common stock, our business, and the rights offering.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Record Holders

If you are a record holder of our common stock, the number of rights you may exercise pursuant to the basic subscription privilege will be indicated on the rights certificate delivered to you. You may exercise your subscription rights by (i) properly completing and executing the rights certificate and forwarding it to the subscription agent at the address set forth below in this section under the heading “Subscription Agent,” and (ii) delivering your full subscription payment to the subscription agent through the method described below in this section under the heading “Payment Method” and in the subscription materials, each prior to the expiration of the rights offering.

Subscription by Beneficial Owners

If your shares of common stock are held in the name of a broker, dealer, custodian bank, or other nominee, you are a beneficial owner of our shares of common stock and will not receive a rights certificate. Instead, one subscription right will be issued to the nominee record holder for each share of our common stock that you own as of the record date, and you will receive an instruction form to exercise your subscription rights through the nominee record holder. We will ask your nominee record holder to notify you of the rights offering. If you are not contacted by your broker, dealer, custodian bank, or other nominee but believe you are entitled to subscription rights, you should promptly contact your broker, dealer, custodian bank, or other nominee in order to subscribe for shares of our common stock in the rights offering.

If you hold your shares of our common stock in the name of a broker, dealer, custodian bank, or other nominee, your nominee must exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time, July 31 , 2014 expiration date we have established for the rights offering, by which you must provide it with your instructions to exercise your subscription rights and pay for your shares. We are not responsible if you do not receive notice from your broker, dealer, custodian bank, or other nominee or if you do not receive notice in time to respond to your nominee by the deadline established by the nominee.

If you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please contact our subscription agent for the rights offering, Registrar and Transfer Company, at (800) 368-5948 or info@rtco.com.

Payment Method

Payments must be submitted to the subscription agent and be made in full in U.S. dollars for the full number of shares for which you are subscribing by:

•	personal check payable to “Registrar and Transfer Company, as Subscription Agent for Four Oaks Fincorp, Inc.,” drawn upon a U.S. bank;

•	certified check payable to “Registrar and Transfer Company, as Subscription Agent for Four Oaks Fincorp, Inc.,” drawn upon Four Oaks Bank & Trust Company; or

•	wire transfer of immediately available funds to the escrow account maintained by the subscription agent.
Any wire transfer should reference the “Registrar and Transfer Company, as Subscription Agent for Four Oaks Fincorp, Inc.” and should clearly indicate the identity of the shareholder who is paying the subscription price by wire transfer.

Payments made by check, as described above, should be delivered to Registrar and Transfer Company, the subscription agent, as follows:

If by first class mail, to:
Registrar and Transfer Company
P.O. Box 645
Cranford, NJ 07016
Attn: Reorg/Exchange Department

If by hand or overnight courier, to:
Registrar and Transfer Company
Attn: Reorg/Exchange Department
10 Commerce Drive
Cranford, NJ 07016

Payment received after the expiration of the rights offering will not be honored, and the subscription agent will return your payment to you, without interest or penalty, as soon as practicable. The subscription agent will be deemed to receive payment upon:

•	receipt by the subscription agent and clearance of a personal check drawn upon a U.S. bank;

•	receipt by the subscription agent of a certified check drawn upon Four Oaks Bank & Trust Company; or

•	receipt of collected funds in the subscription agent’s escrow account.
Please note that funds paid by personal check may take up to seven or more business days to clear. Accordingly, if you wish to pay by means of a personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that the subscription agent receives cleared funds before that time. We also urge you to consider payment by means of a certified check drawn upon Four Oaks Bank & Trust Company or by wire transfer, in order to expedite receipt of your payment.

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO THE COMPANY OR THE BANK. We are not responsible for subscription materials sent directly to our offices. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount.     The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to the expiration of the rights offering.

Medallion Guarantee May Be Required

Your signature on each rights certificate must be guaranteed by an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act, subject to any standards and procedures adopted by the subscription agent, unless:

•	your subscription rights certificate provides that shares are to be issued to you as record holder of those subscription rights, as imprinted on the face of the rights certificate; or

•	you are an eligible institution.
You can obtain a signature guarantee from a financial institution—such as a commercial bank, savings and loan association, brokerage firm, or credit union—that participates in one of the Medallion signature guarantee programs. The three Medallion signature guarantee programs are the following:

•	Securities Transfer Agents Medallion Program, or STAMP, whose participants include more than 7,000 U.S. and Canadian financial institutions;

•	Stock Exchanges Medallion Program, or SEMP, whose participants include the regional stock exchange member firms and clearing and trust companies; and

•	New York Stock Exchange Medallion Signature Program, or MSP, whose participants include NYSE member firms.
If a financial institution is not a member of a recognized Medallion signature guarantee program, it would not be able to provide signature guarantees. Also, if you are not a customer of a participating financial institution, it is likely the financial institution will not guarantee your signature. Therefore, the best source of a Medallion Guarantee would be a bank, savings and loan association, brokerage firm, or credit union with whom you do business. The participating financial institution will use a Medallion imprint or stamp to guarantee the signature, indicating that the financial institution is a member of a Medallion signature guarantee program and is an acceptable signature guarantor.

Subscription Agent

The subscription agent for this offering is Registrar and Transfer Company. Subscription documents and rights certificates should be delivered to Registrar and Transfer Company as follows:

If by first class mail, to:
Registrar and Transfer Company
P.O. Box 645
Cranford, NJ 07016
Attn: Reorg/Exchange Department

If by hand or overnight courier, to:
Registrar and Transfer Company
Attn: Reorg/Exchange Department
10 Commerce Drive
Cranford, NJ 07016

You are solely responsible for completing delivery to the subscription agent of your subscription materials. The subscription materials are to be received by the subscription agent on or prior to 5:00 p.m., Eastern Time, on July 31 , 2014. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent. If you deliver subscription materials in a manner different from those described in this prospectus, we may not honor the exercise of your subscription rights.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent. If the subscription agent does not apply your full subscription payment to your purchase of our shares of common stock, any excess subscription payment received by the subscription agent will be returned promptly, without interest or penalty.

Expiration Date, Extensions

The period during which you may exercise your subscription rights expires at 5:00 p.m., Eastern Time, on July 31 , 2014, which is the expiration of the rights offering period. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of common stock to you if the subscription agent receives your rights certificate and subscription payment after that time, regardless of when the rights certificate and subscription payment were sent by you. We have the option to extend the rights offering period for up to 30 days until August 30 , 2014, although we do not presently intend to do so. We may extend the rights offering period by giving oral or written notice to the subscription agent prior to the expiration of the rights offering period. If we elect to extend the rights offering period, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the rights offering.

Determination of Subscription Price

Our board of directors set all of the terms and conditions of this rights offering, including the subscription price. In determining the subscription price, our board of directors considered a number of factors, including the need to offer the shares at a price that would be attractive to investors relative to the then current trading price of our common stock, historical and current trading prices of our common stock, general conditions in the financial services industry, the need for capital and alternatives available to us for raising capital, potential market conditions, and the desire to provide an opportunity to our shareholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, the board of directors also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, and the outlook for our industry, our current financial condition and regulatory status, and a range of discounts to market value represented by the subscription prices in various other rights offerings.

The subscription price does not necessarily bear any relationship to any other established criteria for value. You should not consider the subscription price as an indication of value of our company or our common stock. You should not assume or expect that, after the rights offering, our shares of common stock will trade at or above the subscription price in any given time period. The market price of our common stock may decline during or after the rights offering, and you may not be able to sell the underlying shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price. You should obtain a current quote for our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the rights offering.

Amendment or Cancellation

We reserve the right to amend or cancel the rights offering at any time and for any reason. We may cancel the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law, or regulation entered, enacted, amended, or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we cancel the rights offering, we will issue a press release notifying shareholders of the cancellation and all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Financial Advisor

Sandler O’Neill + Partners, L.P. has acted as our exclusive financial advisor. Sandler O’Neill + Partners, L.P. is a nationally recognized investment banking firm with significant experience in advising banking and other financial institutions. Sandler O’Neill + Partners, L.P. is a broker-dealer registered with FINRA. Sandler O’Neill + Partners, L.P. is not involved in the sale or distribution of the common stock in connection with the rights offering.

Sandler O’Neill + Partners, L.P. delivered a reasonableness opinion related to the offering to our board of directors on March 12, 2014. The reasonableness opinion concluded the standby offering represented a reasonable means, from a financial point of view, to raise capital for the Company and the Bank. However, Sandler O’Neill + Partners, L.P. expresses no opinion and makes no recommendation to holders of the subscription rights as to the purchase by any person of shares of common stock in the offering. Sandler O’Neill + Partners, L.P. also expresses no opinion as to the prices at which shares to be distributed in connection with the offering may trade if and when they are issued or at any future time.

As compensation for its financial advisory services, we have agreed to pay to Sandler O’Neill + Partners, L.P. the following consideration:

•	An advisory services fee of 3.25% of the dollar amount of common stock purchased in the rights offering and the standby offering; and

•	A reasonableness opinion fee of $150,000.

In addition to the fees described above, we have agreed to reimburse Sandler O’Neill + Partners, L.P. for its reasonable out-of-pocket expenses pertaining to its engagement in an amount not to exceed $25,000.

Sandler O’Neill + Partners, L.P. and its affiliates are financial institutions engaged in various activities, which may include investment banking, securities trading, financial advisory, investment management, investments, hedging, financing, and brokerage activities. Sandler O’Neill + Partners, L.P. and certain affiliates of Sandler O’Neill + Partners, L.P. have in the past provided, and Sandler O’Neill + Partners, L.P. or its affiliates may from time to time in the future provide, certain financial advisory, investment banking, or other services to us, for which they in the past received, and may in the future receive, customary fees and reimbursement for their expenses. In the ordinary course of its business as a broker-dealer, Sandler O’Neill + Partners, L.P. may purchase securities from and sell securities to the Company and its affiliates. Sandler O’Neill + Partners, L.P. may also actively trade the equity or debt securities of the Company or its affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Fees and Expenses

We will pay all fees charged by the subscription agent and the financial advisor. If you exercise your subscription rights through your broker, dealer, custodian bank, or other nominee, you are responsible for paying any fees your nominee may charge you.

Notice to Nominees

If you are a broker, dealer, custodian bank, or other nominee that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should submit subscription information and payment for shares. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” which is provided with your rights offering materials.

Procedures for DTC Participants

We expect that subscription rights may be exercised through the facilities of DTC. If your subscription rights are held of record through DTC, you may exercise your subscription rights for each beneficial holder by instructing DTC, or having your broker instruct DTC, to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the exercise price.

No Transfer of Subscription Rights

You may not sell, or otherwise transfer, your subscription rights. We are not applying for listing or quotation of the subscription rights on any exchange or dealer quotation system.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional, or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscription before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the subscription agent or our financial advisor shall be under any duty to notify you or your representative of defects in your subscription. A subscription will be considered accepted, subject to our right to cancel the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the subscription agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Return of Funds

The subscription agent will hold funds received in payment for shares of our common stock in a segregated account pending completion of the rights offering. Such funds will be held in escrow until the rights offering is completed or is cancelled. If the rights offering is cancelled for any reason, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Shareholder Rights

You will have no rights as a holder of our shares of common stock you purchase in the rights offering until such shares of common stock are issued to you or until your account at your record holder is credited with shares of common stock purchased in the rights offering.

No Revocation or Change

Once you submit the form of rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you later learn information about us that you consider to be unfavorable. If we decide to extend, amend or modify the terms of the rights offering for any reason, subscriptions received prior to such extension, amendment or modification will remain irrevocable. You should not exercise your subscription rights unless you are certain that you wish to purchase common shares at the subscription price of $1.00 per share.

Material U.S. Federal Income Tax Consequences

For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of subscription rights. For a more detailed discussion, see the section titled “Material U.S. Federal Income Tax Consequences” in this prospectus.

No Recommendation to Rights Holders

Our board of directors is not making a recommendation regarding your exercise of the subscription rights. Shareholders who exercise subscription rights risk investment loss on money invested. The market price of our common stock may decline to a price that is less than the subscription price and, if you purchase shares at the subscription price, you may not be able to sell the shares in the future at the same price or a higher price. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, and the terms of the rights offering. Please see the section entitled “Risk Factors” in this prospectus for a discussion of some of the risks involved in investing in our common stock.

Trading Symbol

Shares of our common stock are quoted on the OTC Bulletin Board under the symbol “FOFN.” The last reported sales price of our common stock on the OTC Bulletin Board on June 9 , 2014 was $ 2.06 . We urge you to obtain a current market price for the shares of our common stock before making any determination with respect to the exercise of your rights.

Outstanding Shares of Common Stock After the Offering

As of June 9 , 2014, 8,877,795 shares of our common stock were issued and outstanding. Assuming that there are no other transactions by us involving shares of our common stock, no outstanding options for shares of our common stock are exercised prior to the expiration of the rights offering, and the full 26,633,385 shares of our common stock are subscribed for in the rights offering and/or are sold to the standby investor, we expect 35,511,180 shares of common stock to be outstanding immediately after completion of the offering. As a result of the rights offering, the ownership interests and voting interests of the existing shareholders that do not fully exercise their basic subscription privilege may be significantly diluted. In addition, the Securities Purchase Agreement contemplates that the standby investor will own up to 49.99% of our outstanding shares following the offering. Please see the section entitled “Securities Purchase Agreement” for a summary of the Securities Purchase Agreement and a description of the standby investor’s potential ownership after the offering.

Questions

If you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please contact our subscription agent for the rights offering, Registrar and Transfer Company, at (800) 368-5948 or info@rtco.com. If you have any general questions regarding the rights offering, the Company, or the Bank, please contact Nancy Wise, our Chief Financial Officer, at (919) 963-1130.

THE SECURITIES PURCHASE AGREEMENT

To facilitate the rights offering, we have entered into the Securities Purchase Agreement with the standby investor. The standby investor is a private investor, attorney, and banking entrepreneur. He was an attorney with the Commission from 1988 through 1992, and in 1993, he co-founded a nationally recognized law firm that specializes in securities, mergers and acquisitions, and banking. He retired from that firm in 2002. Since 2003, he has co-founded three banks and served as a director of several banks and bank holding companies. The publicly traded companies on whose boards he has served over the last five years include Tower Bancorp, Inc. (2009-2012), Virginia Commerce Bancorp, Inc. (2009-2013), and First Capital Bancorp, Inc. (since 2011).

The following summarizes all material terms of the Securities Purchase Agreement.

Background of the Securities Purchase Agreement

On March 5, 2013, our board of directors engaged Sandler O’Neill + Partners, L.P. as a financial advisor to assist it with evaluating our strategic options. Sandler O’Neill + Partners, L.P. contacted several parties regarding a possible business combination and in May 2013 made a presentation to our board of directors regarding several strategic alternatives, including a stand-alone alternative, a capital raise, and preliminary indications of interest received from contacted parties. The proposed stand-alone alternative involved maintaining the status quo of the Company as a stand-alone entity and focusing on improving operating metrics and profitability within the Bank’s current markets. The proposed capital raise involved a sale of certain non-performing assets and a contemporaneous capital raise of approximately $20 million to $50 million to enhance the Bank’s regulatory standing and ability to execute its business plan. Each of the parties that had provided preliminary indications of interest decided not to pursue a strategic transaction with us.

In mid-August 2013, a third party introduced the standby investor to our chief executive officer. The standby investor executed a confidentiality agreement and had several telephone conversations with our chief executive officer, and in late August, the standby investor met with our company’s management team. After considering the effects on shareholder value, the Bank’s long-term viability, regulatory burdens and restrictions, and potential tax implications of each proposed strategic alternative, we decided that pursuing the standby offering, rather than the stand-alone alternative or capital raise, was in the best interests of the Company and its shareholders. Thereafter, the standby investor and his agents conducted a due diligence review, and prepared and delivered a draft letter of intent for the standby offering that, among other things, included a requirement that we adopt a Restricted Stock Plan in order to ensure that, following the standby offering, we would have the means to appropriately align the interest of our management with our shareholders. We then began negotiations regarding the specific terms of the potential transaction, including with respect to the number of shares of stock underlying the Restricted Stock Plan. We, the standby investor and our respective counsels then negotiated the Securities Purchase Agreement until mid-December 2013, at which time the terms were substantially finalized.

Terms of the Securities Purchase Agreement

The terms of the Securities Purchase Agreement apply only to the standby investor and the Company. Purchasers in the rights offering are not parties to the Securities Purchase Agreement, and they do not receive any rights pursuant to it.

Pursuant to the Securities Purchase Agreement, the standby investor has agreed to purchase from us, and we have agreed to sell to him, for $1.00 per share, the lesser of (i) 10,000,000 shares of common stock, (ii) if the rights offering is completed, all shares of common stock not purchased by shareholders exercising their basic subscription privilege, and (iii) the maximum number of shares that he may purchase without causing an “ownership change” under Section 382(g) of the Code ( 49.99% of all shares of common stock outstanding at the completion of the offering). In addition, the Securities Purchase Agreement provides the standby investor a right of first refusal to purchase an additional 6,000,000 shares subject to the limitations outlined in clauses (ii) and (iii) above. The Securities Purchase Agreement contemplates an initial closing of the sale of 875,000 shares of common stock to the standby investor, which occurred on March 27, 2014, and a subsequent closing of the remaining number of shares based on the formula above and the standby investor’s decision on whether to exercise his right of first refusal. The standby investor may participate in the rights offering with respect to the 875,000 shares of our common stock he is expected to hold on the record date. The number of shares the standby investor is committed to purchase in the standby offering will be reduced by the number of shares he purchases in the rights offering. We have agreed that if for any reason we do not complete the rights offering, the standby investor will still be permitted to purchase shares of our common stock as set forth above.

We will not know the aggregate amount of common stock to be sold to the standby investor until the completion of the rights offering. However, the consummation of the sale of our common stock to the standby investor is not conditioned on the completion of the rights offering or upon the number of unsubscribed shares available. The chart below presents different scenarios that may occur depending on the number of subscription rights that are exercised by shareholders and the number of shares purchased by the standby investor under the Securities Purchase Agreement, including the standby investor’s decision on whether to exercise his right of first refusal to purchase additional shares, if permissible. Scenarios #1, #2, #3, and #4 calculate the standby investor’s minimum required purchase, maximum allowable purchase and ownership percentage if the basic subscription privilege is exercised with respect to 0%, 25%, 50% and 100%, respectively, of the rights held by shareholders other than the standby investor.

	Scenario #1	Scenario #2	Scenario #3	Scenario #4
Shares Sold Pursuant to the Basic Subscription Privilege (excluding the standby investor)	0	6,002,096	12,004,193	24,008,385
Minimum Required Purchase by Standby Investor	7,124,594	10,000,000	10,000,000	2,625,000
Maximum Allowable Purchase by Standby Investor	7,124,594	13,124,290	14,629,193	2,625,000
Percentage Ownership of Standby Investor After Closing of the Offering (1)	49.99%	49.99%	43.66%	9.86%
(1) Assumes standby investor purchases the maximum allowable number of shares.

The purchase of shares by the standby investor, except for any shares purchased by him in the rights offering, will be effected in a transaction exempt from the registration requirements of the Securities Act, and, accordingly, will not be registered pursuant to the registration statement of which this prospectus forms a part.

We expect the standby offering contemplated by the Securities Purchase Agreement to provide us with the capital needed for us to be a source of strength for the Bank and gain full compliance with the Written Agreement. We expect the standby offering, excluding the initial closing of the sale of 875,000 shares, to close at the same time as the rights offering, on or about July 31, 2014, unless otherwise extended by us in our discretion for up to 30 days until August 30 , 2014. Following the closing of the standby offering, Mr. Lehman may become a director of the Company or influence certain operational or personnel changes within the Company, including exercising his right to identify up to $50 million of our assets to be disposed of, worked out, or otherwise resolved on an accelerated basis pursuant to the Asset Resolution Plan. For more information on the Asset Resolution Plan, see “Additional Agreements with the Standby Investor” in this section.

Registration Rights

We have agreed to enter into the Registration Rights Agreement with the standby investor, which will provide the standby investor demand registration and piggyback registration rights with respect to the standby investor’s resale of the Company’s equity securities, subject to customary limitations. We have agreed to pay the expenses associated with any registration statements filed with the Commission pursuant to the Registration Rights Agreement. The standby investor’s demand registration rights will be immediately exercisable upon execution of the Registration Rights Agreement for, subject to certain limitations, the number of shares of common stock held by the standby investor and any equity securities issued or issuable directly or indirectly with respect to the shares of common stock held by the standby investor by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization.

Additional Agreements with the Standby Investor

The Securities Purchase Agreement requires us to make a cash payment (or other equitable arrangements) to the standby investor in an amount approximately equal to the net costs to the Company to resolve the investigation of the Company by the DOJ that are in addition to the costs the Company would have incurred had the District Court approved the Consent Order, which provided for a civil settlement with the DOJ, on January 8, 2014 when the Consent Order was filed with the District Court, multiplied by the percentage of the Company’s outstanding shares owned by the standby investor on the closing date of the standby offering. We expect such cash payment (or other equitable arrangements) to be minimal, if any.

The Securities Purchase Agreement also requires us to adopt the Restricted Stock Plan as part of or immediately following the standby offering under which a number of shares of our common stock equal to 6.0% of the number of outstanding shares immediately after the closing of the standby offering will be reserved for issuance. The number of shares that the Company will be required to reserve for the Restricted Stock Plan will be between approximately 960,143 and 2,130,670 shares depending upon participation in the rights offering. Half of these shares may be awarded to our current officers and half will be reserved for new officers. Each current officer’s award would be divided into five tranches that may vest at the end of 2014 (prorated from closing through year-end), 2015, 2016, 2017, and 2018 if we achieve targets established in pro forma financial projections that are mutually agreed upon by us and the standby investor. Participants will forfeit all shares that do not vest in a particular year. The number of shares to be issued to individual officers under the Restricted Stock Plan has not yet been determined. Adoption of the Restricted Stock Plan will not require the approval of our shareholders.

The Securities Purchase Agreement permits the standby investor to identify up to $50 million of our assets, consisting primarily of other real estate owned, nonperforming loans, and performing loans graded substandard or lower, for which we would be required to accelerate our work-out strategy in the Asset Resolution Plan. We would be required to adopt the mutually agreeable Asset Resolution Plan within 30 days after the work-out assets are identified. The Asset Resolution Plan will require that the aforementioned assets be disposed of, worked out, or otherwise resolved within 18 months after the completion of the standby offering. In order to facilitate the resolution process, that portion of assets identified within the Asset Resolution Plan that are subject to outright disposition will likely be disposed of at prices lower than their current estimated market values. The potential costs the disposition process are subject to a variety of factors such as local and regional market conditions, demand for the type of assets identified, considerations of timing, and the number and balances of such assets which are selected for disposition in this manner. Thus, is it not possible at this time for the Bank to quantify the financial impact of the Asset Resolution Plan. However, in no event will we be required to accelerate our work-out strategy to a degree that would result in an immediate pre-tax charge that, when combined with all offering-related expenses, exceeds either (1) $10 million or (2) the amount of capital raised in the rights offering and the standby offering.

Between the closing of the standby offering and the third anniversary of the closing date, for as long as the standby investor owns at least 25% of our outstanding shares of common stock, if we make any public or non-public offering of any equity or any securities, options, or debt that are convertible or exchangeable into equity or that include an equity component, the standby investor will be afforded the opportunity to acquire from us, for the same price and on the same terms as such securities are proposed to be offered to others, up to the amount in the aggregate required to enable him to maintain his proportionate common stock-equivalent interest in the Company.

Prior to or following the closing of the standby offering, the standby investor and the Company will work together to establish a rights plan to ensure that in the future investors do not acquire equity interests in the Company in an amount that would cause us to lose the benefit of our deferred tax asset. For further information, see the section entitled “Our Net Operating Loss Deferred Tax Asset” in this prospectus.

Conditions to Closing

The commitments made by the standby investor are not revocable by him. However, the standby investor’s obligation to close is subject to satisfaction or waiver of the following conditions:

•
The representations and warranties of the Company contained in the Securities Purchase Agreement are true and correct, except to the extent that the failure of such representations, individually or in the aggregate, have not had and would not be reasonably likely to have a Material Adverse Effect (as defined in the Securities Purchase Agreement);

•	The Company must have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions in the Securities Purchase Agreement;

•	There is no injunction or other legal condition prohibiting consummation of the standby offering;

•	The Company must have obtained all necessary consents, permits, approvals, registrations, and waivers;

•	The Company must have delivered all required deliverables, including a certificate certifying to the fulfillment of certain conditions;

•
No condition, including any action, law, rule, or regulation, has arisen that is materially and unreasonably burdensome on the Company’s business or on the standby investor or would materially reduce the economic benefits of the transactions contemplated by the Securities Purchase Agreement to the standby investor to such a degree that the standby investor would not have entered into the Agreement had such condition or restriction been known to him upon execution, or a Burdensome Condition;

•	All regulatory approvals or non-objections required to complete the standby offering must have been obtained and shall remain in full force and effect; and

•	The Company must have received a letter from an independent accounting firm related to the Company’s net operating loss deferred tax asset.

Conditions to the Company’s obligation to close include:

•	The representations and warranties made by the standby investor are true and correct in all material respects;

•	The standby investor must have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions in the Securities Purchase Agreement;

•	There is no injunction or other legal condition prohibiting consummation of the standby offering;

•	The Company must have obtained all consents, permits, approvals, registrations, and waivers;

•	The standby investor must have delivered payment for the securities by wire transfer to the Company in accordance with the Company’s written instructions;

•	All regulatory approvals or non-objections required to complete the transactions have been obtained and remain in full force and effect; and

•	No Burdensome Condition with respect to the Company exists.

Indemnification

The Securities Purchase Agreement provides that we will indemnify and hold the standby investor and his agents, or the Investor Indemnified Persons, harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, and expenses, including all judgments, amounts paid in settlements, court costs, and reasonable attorneys’ fees and costs of investigation that any such Investor Indemnified Person may suffer or incur as a result of:

•
Any action instituted by a third party against an Investor Indemnified Person resulting from or in connection with any breach of any of the representations, warranties, covenants, or agreements made by the Company in the Securities Purchase Agreement, or

•
Any action instituted against an Investor Indemnified Person in any capacity by any shareholder of the Company with respect to any of the transactions contemplated by the Securities Purchase Agreement.

The Securities Purchase Agreement provides that the standby investor will indemnify and hold the Company and its directors and officers, or the Company Indemnified Persons, harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, and expenses, including all judgments, amounts paid in settlements, court costs, and reasonable attorneys’ fees and costs of investigation that any such Company Indemnified Person may suffer or incur as a result of any action instituted by a third party against a Company Indemnified Person resulting from or in connection with any breach of any of the representations, warranties, covenants, or agreements made by the standby investor in the Securities Purchase Agreement.

Indemnification is capped for the Company and the standby investor at the purchase price of the securities purchased by the standby investor. The representations and warranties of the Company and the standby investor in the Securities Purchase Agreement survive for one year following closing.

Termination Provisions

The Securities Purchase Agreement may be terminated and the purchase and sale of the securities abandoned as follows:

•
By either the Company or the standby investor upon written notice to the other party if the closing has not been consummated on or prior to 5:00 p.m., Eastern Time, on September 30, 2014, provided that the failure to close is not caused by the default of the party seeking to terminate;

•	At any time prior to closing by the mutual consent in writing of the Company and the standby investor;

•
At any time prior to closing by the Company or the standby investor in writing if the other party has been in breach of any representation, warranty, covenant, or agreement contained in the Securities Purchase Agreement, or any representation and warranty has become untrue after the date of the Securities Purchase Agreement, and such breach is not curable or, if curable, has not been cured within 30 calendar days after the giving of notice to the breaching party of such breach;

•	By the standby investor or the Company:

◦
If any regulatory authority has issued any order, decree, or injunction or taken any other action restraining, enjoining, or prohibiting the standby offering, and such order, decree, injunction, or other action has become final and non-appealable;

◦	If any Burdensome Condition arises; or

◦
If the approval of any regulatory authority required for the standby offering has been denied by final non-appealable action or an application therefor has been permanently withdrawn at the request of a regulatory authority; provided, the denial is not due to the failure of the party seeking to terminate the Securities Purchase Agreement to perform or observe the covenants of such party.

•	By the standby investor:

o	If the Company enters into a confidentiality agreement or otherwise provides non-public information to an individual or entity relating to an Acquisition Proposal; or

o
If the Company receives an Acquisition Proposal and does not present it to the Company’s board of directors within five business days after it is received and reject it in writing two business days thereafter.

•
By the Company if the board of directors has made any recommendation regarding a bona fide written Acquisition Proposal that the Company’s board of directors determines in good faith, after consultation with counsel and a financial advisor, is more favorable from a financial point of view to the holders of common stock than the standby offering.

Termination Fees

If the standby investor terminates the Securities Purchase Agreement because we are in breach of any representation, warranty, covenant, or agreement, or any representation and warranty becomes untrue such that the closing conditions would not be satisfied, and such breach is not curable or, if curable, has not been cured within 30 days after notice of such breach is given, we have agreed to pay the standby investor liquidated damages in the amount of $250,000. Furthermore, if the Securities Purchase Agreement is terminated under the following circumstances, we have agreed to pay the standby investor liquidated damages in the amount of $800,000: (1) the standby investor terminates the Securities Purchase Agreement because we (a) enter into a confidentiality agreement or otherwise provide non-public information to any person in connection with an Acquisition Proposal (as defined in the Securities Purchase Agreement) or (b) receive an Acquisition Proposal and do not present it for board consideration within five business days after it is received and reject it in writing two business days thereafter or (2) we terminate the Securities Purchase Agreement because our board of directors makes a Superior Proposal Recommendation (as defined in the Securities Purchase Agreement).

We are obligated to pay the reasonable actual out-of-pocket expenses of the standby investor up to $95,000 upon closing of the offering or if the Securities Purchase Agreement is terminated for any reason not otherwise specified above.

OUR NET OPERATING LOSS DEFERRED TAX ASSET

As of March 31, 2014, we had a total deferred tax asset of $23.5 million, a valuation allowance of $22.5 million, and a deferred tax liability of $1.0 million, for a net deferred tax asset of $0. A total deferred tax asset is reduced by a valuation allowance if, based on the weight of the evidence available, it is more likely than not that some portion or all of the total deferred tax asset will not be realized. We believe that, subject to certain limitations including federal tax laws relating to “ownership changes” discussed below, should we return to profitability over a sustained period of time and project future profits while remaining well capitalized, then we would be able to reverse some or all of the deferred tax asset valuation allowance including the portion allocable to our net operating loss carryforwards, and our shareholders’ equity would increase accordingly. Even if we are able to reverse the deferred tax asset valuation allowance, however, the only portion of a deferred tax asset that may be included in Tier 1 Capital for regulatory capital purposes is the amount that may be utilized over the next 12 months.

As of March 31, 2014, we had net operating loss carryforwards of approximately $40.5 million, which begin to expire in 2028. As of March 31, 2014, $16.3 million of our total deferred tax asset related to our net operating loss carryforwards and was fully reduced by a valuation allowance. While we cannot estimate the exact amount of net operating loss carryforwards that we can use to reduce future income tax liability because we cannot predict the amount and timing of our future taxable income, we believe our net operating loss carryforwards represent a very valuable asset that could save substantial amounts of federal and state taxes over the next 20 years.

Our ability to utilize our net operating loss carryforwards to offset future taxable income may be significantly limited if we experience an “ownership change,” as determined under Section 382 of the Code. Under Section 382 of the Code, an “ownership change” occurs if, over a rolling three-year period, there has been an aggregate increase of 50 percentage points or more in the percentage of our common stock owned by one or more of our “5-percent stockholders” (as determined under the rules of Section 382 of the Code and the related regulations and guidance thereunder). An entity that experiences an ownership change generally will be subject to an annual limitation on its pre-ownership change tax losses and credit carryforwards equal to the equity value of the corporation immediately before the ownership change, multiplied by the long-term, tax-exempt rate posted monthly by the IRS (subject to certain adjustments). The annual limitation would be increased each year to the extent that there is an unused limitation in a prior year. The limitation on our ability to utilize our net operating loss carryforwards arising from an ownership change under Section 382 of the Code would depend on the value of our equity at the time of any ownership change.

If an ownership change were to occur, the limitations imposed by Section 382 of the Code could result in a material amount of our net operating loss carryforwards expiring unused, which would significantly impair their value. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred, we currently believe that an ownership change will not occur as a result of the standby offering and the rights offering. However, if no action is taken, we believe it is possible that we could experience an ownership change in the future.

Accordingly, we have attempted to structure the offering so as to avoid an “ownership change” under Section 382 of the Code. We will not accept a subscription pursuant to either the basic subscription privilege or the oversubscription privilege if we believe that doing so will have an unfavorable effect on our ability to avoid an “ownership change” and/or preserve our gross net operating loss deferred tax asset. In addition, prior to or following the closing of the standby offering, we plan to establish a rights plan to protect against future investors acquiring five percent equity interests in our company, which may cause us to lose the benefit of our deferred tax asset. We also plan to propose that our shareholders approve an amendment to our articles of incorporation to include ownership limitations or pursue other alternatives to preserve the ability to fully utilize our net operating loss carryforwards.

The rights plan will be designed to preserve our net operating loss carryforwards during a specified period of time by deterring any person from acquiring our common stock without approval of our board of directors if such acquisition would result in a shareholder owning a certain percentage (e.g., 4.99%) or more of our then-outstanding common stock. The amendment to our articles of incorporation would be designed to prevent certain transfers of our securities that could result in an ownership change. Our governing documents and applicable law will not require shareholder approval of a rights plan but will require shareholder approval of an amendment to our articles of incorporation.

It is important to note that even if an amendment to our articles of incorporation and a rights plan are adopted, neither measure offers a complete solution and an ownership change may occur, which would significantly limit the amount of the net operating loss carryforwards that we might otherwise be able to utilize once we have returned to profitability. Therefore, even if our results of future operations allow us to reverse the deferred tax valuation allowance allocable to our net operating loss deferred tax asset, the amount of that deferred tax asset could be significantly less than the $16.3 million balance at March 31, 2014. Accordingly, the aforementioned increase in our shareholders’ equity that would result from the reversal of the valuation allowance to our net operating loss deferred tax asset would also be significantly reduced. There may be limitations on the enforceability of an amendment to our articles of incorporation against shareholders who do not vote to adopt it that may allow an ownership change to occur, and any rights plan may deter, but ultimately will not block, transfers of our common stock that might result in an ownership change. Because of their individual limitations, it is expected that our board of directors will decide that adoption of both measures is appropriate, and that together they will serve as important tools to help prevent an ownership change that could substantially reduce or eliminate the significant long-term potential benefits of our net operating loss carryforwards.

Rights Plan

One recognized way to preserve the benefits of net operating loss carryforwards is to adopt a specially designed rights plan, or a Rights Plan. Under a Rights Plan, subject to certain exceptions, the acquisition by any person or group of a certain percentage (e.g., 4.99%) or more of our outstanding shares of common stock will make that person or group an “acquiring person” and could result in significant dilution in the ownership and economic interest of such acquiring person. Although a Rights Plan will not prohibit acquisitions that result in an ownership change, the possibility of significant dilution acts as a strong deterrent against stock acquisitions that may result in an ownership change that could give rise to a limitation on our ability to utilize the net operating loss carryforwards.

To effect a Rights Plan, we would declare a dividend of one preferred share purchase right, or a Right, for each outstanding share of our common stock held of record as of the close of business on a specified record date, as well as to holders of our common stock issued after that date. The Rights would trade with, and would be represented by, the Company’s common stock. In the event that a person or group becomes an “acquiring person,” each Right (other than Rights beneficially owned by the “acquiring person” or its affiliates, which Rights will become null and void) would constitute the right to purchase from us, upon the exercise thereof in accordance with the Rights Plan, that number of shares of our common stock having an aggregate market price equal to twice the exercise price for an amount in cash equal to the then current exercise price. However, in connection with any such exercise of Rights, no holder of Rights would be entitled to receive our common stock (or other shares of our capital stock) that would result in such holder, together with such holder’s affiliates, becoming the beneficial owner of more than a certain percentage (e.g. 4.99%) of the then-outstanding common stock.

Under a Rights Plan, our board of directors would have the discretion to exempt persons from the "acquiring person" threshold if it were to determine that such ownership is in the best interests of shareholders and not inconsistent with the purpose of the Rights Plan. In addition, the Rights will likely be redeemable by us at a nominal price prior to the time the Rights become exercisable.

Amendment to Articles of Incorporation

General

An amendment to our articles of incorporation that is intended to protect our net operating loss carryforwards would generally restrict any direct or indirect transfer of our common stock (such as transfers of our securities that result from the transfer of interests in other entities that own our common stock) if the effect would be to:

•
increase the direct or indirect ownership of our common stock by any person or persons (which will be defined specifically to include, among others, individuals, firms, partnerships, limited liability companies, trusts, associations, limited liability partnerships, corporations or other “entities” within the meaning of Treasury Regulation § 1.382-3(a)(1)(i)) from less than 4.99% to 4.99% or more of our common stock; or

•	increase the ownership percentage of a person owning or deemed to own 4.99% or more of our common stock.

With certain exceptions, restricted transfers would likely include sales to persons whose resulting percentage ownership (direct or indirect) of our common stock would exceed the 4.99% thresholds discussed above, or to persons whose direct or indirect ownership of our common stock would by attribution cause another person to exceed such threshold. Complicated common stock ownership rules prescribed by the Code (and regulations promulgated thereunder) would apply in determining whether a person is a 4.99% shareholder under an amendment. A transfer from one member of a “public group” (as that term is defined under Section 382 of the Code) to another member of the same public group would not typically increase the percentage of our common stock owned directly or indirectly by the public group and, therefore, those transfers would not likely be restricted.

These transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock, or prohibit ownership (thus requiring dispositions) of our common stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our common stock. The transfer restrictions would also generally apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382 of the Code) with respect to our common stock to the extent that, in certain circumstances, the creation, transfer, or exercise of the option would result in a proscribed level of ownership.

Consequences of Prohibited Transfers

Any direct or indirect transfer attempted in violation of an amendment would generally be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our common stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares attempted to be owned in violation of an amendment for any purpose, or in the case of options, receiving our common stock in respect of their exercise. In this summary description of an amendment, our common stock purportedly acquired in violation of the amendment is sometimes referred to as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee would generally be required to transfer the excess stock to an agent for us, who will then be required to sell the excess stock. To the extent permitted by law, any shareholder who knowingly violates the amendment would generally be liable for any and all damages as a result of such violation, including damages resulting from any limitation in our ability to use our net operating loss carryforwards and any professional fees incurred in connection with addressing the violation.

Board Discretion

In addition, our board of directors would generally have the discretion under an amendment to approve a transfer of our common stock that would otherwise violate such amendment if it determines that the transfer is in our and our shareholders’ best interests. If our board of directors decides to permit such a transfer, that transfer or later transfers may result in an ownership change that could limit our use of our net operating loss carryforwards. In deciding whether to grant a waiver, our board of directors generally has the right to seek the advice of counsel and tax experts with respect to the preservation of our net operating loss carryforwards. In addition, our board of directors may generally request relevant information from the acquirer and/or selling party to determine compliance with the amendment or the status of our federal income tax benefits, including an opinion of counsel selected by our board of directors (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of our net operating loss carryforwards under Section 382 of the Code. If our board of directors decides to grant a waiver, it may generally impose conditions on the acquirer or selling party.

Although an amendment is intended to reduce the likelihood of an ownership change, it may not eliminate the possibility that an ownership change will occur given that:

•	our board of directors can permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in our and our shareholders’ best interests;

•	a court could find that part or all of an amendment is not enforceable, either in general or as to a particular fact situation; and

•	despite the adoption of an amendment, there is still a risk that certain changes in relationships among shareholders or other events could cause an ownership change under Section 382 of the Code.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the subscription rights, including the basic subscription privilege and the oversubscription privilege, acquired through the rights offering and owning and disposing of the shares of common stock received upon exercise of the subscription rights. This summary is based upon the Code, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its particular circumstances or to holders that may be subject to special tax rules, including, but not limited to, partnerships or other pass-through entities, banks and other financial institutions, tax-exempt entities, employee stock ownership plans, certain former citizens or residents of the United States, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, brokers, traders in securities that have elected to use the mark-to-market method of accounting, persons holding subscription rights or shares of common stock as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons whose functional currency for tax purposes is not the U.S. dollar, persons holding our common stock through a foreign financial account, and persons subject to the alternative minimum tax provisions of the Code.

This summary applies to you only if you are a U.S. holder (as defined below) and receive your subscription rights in the rights offering, and you hold your subscription rights or shares of common stock issued to you upon exercise of the subscription rights as capital assets for tax purposes. This summary does not apply to you if you are not a U.S. holder.

We have not sought, and will not seek, a ruling from the IRS regarding the federal income tax consequences of the rights offering or the related share issuances. The following summary does not address the tax consequences of the rights offering or the related share issuance under foreign, state, or local tax laws.

You are a “U.S. holder” if you are a beneficial owner of subscription rights or common stock and you are:

•	An individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•
A corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	An estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
A trust (a) if a court within the United States can exercise primary supervision over its administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds the common stock received upon exercise of the subscription rights including, if applicable, the oversubscription privilege, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax consequences of receiving and exercising the subscription rights and acquiring, holding or disposing of our common shares.

You should consult your own tax advisor with respect to the U.S. federal, state, local, non-U.S., and other tax consequences of the receipt and ownership of the subscription rights acquired in the rights offering and the ownership of shares of common stock received upon exercise of the subscription rights.

Taxation of Subscription Rights

Receipt of Subscription Rights

Your receipt of subscription rights pursuant to the rights offering should not be treated as a taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes. The discussion below assumes that the receipt of the subscription rights will be treated as a non-taxable distribution.

Tax Basis in the Subscription Rights

If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing shares of common stock on the date you receive the subscription rights, the subscription rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights in proportion to the relative fair market values of the existing shares of common stock and the subscription rights determined on the date of receipt of the subscription rights. If you choose to allocate basis between your existing shares of common stock and the subscription rights, you must make this election on a statement included with your tax return for the taxable year in which you receive the subscription rights. Such an election is irrevocable.

However, if the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the subscription rights, then you must allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights you receive in proportion to their fair market values determined on the date you receive the subscription rights. The fair market value of the subscription rights on the date the subscription rights will be distributed is uncertain. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including the trading price thereof.

Exercise and Expiration of Subscription Rights

Generally, you will not recognize gain or loss on the exercise of a subscription right. If you allow subscription rights received in the rights offering to expire, you should not recognize any gain or loss for U.S. federal income tax purposes, and you should re-allocate any portion of the tax basis in your existing shares of common stock previously allocated to the subscription rights that have expired to the existing shares of common stock.

Taxation of Shares of Common Stock

Basis and Holding Period

Your tax basis in a new share of common stock acquired when you exercise a subscription right will be equal to your adjusted tax basis in the subscription right, if any, plus the subscription price. The holding period of a share of common stock acquired when you exercise your subscription rights will begin on the date of exercise.

Distributions

Distributions with respect to shares of common stock acquired upon exercise of subscription rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Subject to the discussion of the additional 3.8% tax on net investment income, below, dividends received by non-corporate shareholders of common stock are taxed at the shareholder’s capital gain tax rate (a maximum rate of 20%), provided that the shareholder meets applicable holding period and other requirements. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of common stock and thereafter as capital gain. We currently do not make any cash distributions on our shares of common stock.

Dispositions

If you sell or otherwise dispose of the shares of common stock acquired upon exercise of the subscription rights, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the shares of common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for the shares of common stock is more than one year. Long-term capital gain of an individual is generally taxed at favorable rates (currently a maximum rate of 20%). Long-term capital gains recognized by corporations are taxable at ordinary corporate tax rates. If you have held your shares of common stock for one year or less, your capital gain or loss will be short-term. Short-term capital gains are taxed at a maximum rate equal to the maximum rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.

Net Investment Income Tax

U.S. shareholders who are individuals, estates, or trusts are subject to a 3.8% tax on net investment income. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of stock. More specifically, the 3.8% tax applies to the lesser of (i) “net investment income” and (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are attributable to such income. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Information Reporting and Backup Withholding

You may be subject to information reporting and/or backup withholding with respect to dividend payments on or the gross proceeds from the disposition of our common stock acquired through the exercise of subscription rights. Backup withholding may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number, or TIN, (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly, or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding, and that you are a U.S. person. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

MARKET PRICE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is quoted on the OTC Bulletin Board under the symbol “FOFN.” On June 6 2014, the last reported sale price of our common stock was $2.06 per share. The range of high and low bid prices of our common stock, as published by the OTC Bulletin Board, is as follows (prices reflect inter-dealer prices, without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions):

Year	Quarter	High	Low
2012	First quarter	$1.99	$0.95
	Second quarter	$2.00	$1.05
	Third quarter	$2.20	$1.56
	Fourth quarter	$1.82	$0.80

2013	First quarter	$1.74	$0.90
	Second quarter	$1.89	$1.25
	Third quarter	$1.78	$1.35
	Fourth quarter	$1.80	$1.26

2014	First quarter	$2.20	$1.56

As of June 9 , 2014, the approximate number of holders of record of our common stock was 2,350 . We have no other issued class of equity securities. The Bank’s ability to declare a dividend to us and the Company’s ability to pay dividends are subject to the restrictions of the North Carolina Business Corporation Act.  There also are state banking laws that require a surplus of at least 50% of paid-in capital stock be maintained in order for the Bank to declare a dividend to the Company. No dividends were paid to us by the Bank during 2012 or 2011. The Written Agreement requires us to obtain prior regulatory approval for the payment of dividends from the Bank to the Company and from the Company to its shareholders.

We have currently suspended payment of our quarterly cash dividend. In addition, we exercised our right to defer regularly scheduled interest payments on the subordinated debentures related to our Trust Preferred Securities. We cannot pay any cash dividends on our common stock until we are current on our interest payments on the subordinated debentures. Actual declaration of any future dividends and the establishment of the record dates related thereto remain subject to further action by our board of directors as well as the limitations discussed above.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our articles of incorporation, as amended, or the Articles, our bylaws, or the Bylaws, and applicable provisions of law. We have summarized certain portions of the Articles and the Bylaws below. The summary is not complete. The Articles and the Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Articles and the Bylaws for the provisions that are important to you.

Common Stock

General

The Articles authorize us to issue 80,000,000 shares of common stock, $1.00 par value per share, of which 8,877,795 shares were issued and outstanding on June 9 , 2014. All shares, when issued and fully paid, are nonassessable and are not subject to redemption or conversion and have no preemptive rights. Each share of common stock is entitled to participate equally, after the satisfaction of all corporate liabilities, in the distribution of assets in the event of liquidation.

Voting Rights

Except as otherwise provided by law, each holder of our common stock has one vote per share upon all matters voted upon by shareholders. With respect to the election of directors, cumulative voting is not available to our shareholders.

Dividends

Each share of the Company’s common stock is entitled to participate equally in dividends as and when declared by our board of directors out of funds legally available for the payment of such dividends.

Supermajority Vote and Fair Price Provisions

Certain provisions in the Articles are designed to provide certain protections from takeovers not deemed to be in the best interests of the Company and our shareholders. Specifically, we have adopted a provision in the Articles that would provide for supermajority vote and fair price protections in certain business combinations and a provision that would require a supermajority vote to amend the Articles. The goal and policy of our board of directors is not to prevent any takeover attempts, but rather to implement procedures that will promote cooperation with our board of directors by any party desiring to obtain control of the Company and to maximize shareholder value.

Under the supermajority vote provision in the Articles, certain mergers or consolidations of the Company with or into any other corporation, the sale, lease or exchange or other disposition of all or substantially all of our assets, and certain transactions with control persons (as defined in the Articles) of the Company must be approved as follows:

•
at a special or annual meeting of shareholders by an affirmative vote of the shareholders holding at least a majority of our shares issued and outstanding and entitled to vote on the transaction, provided that such transaction has received the prior approval by a resolution adopted by an affirmative vote of at least 80% of the full board of directors before such transaction is submitted for approval to the shareholders; or

•
at a special or annual meeting of shareholders by an affirmative vote of the shareholders holding at least 80% of our shares issued and outstanding and entitled to vote on the transaction, provided that such transaction has not received prior approval by a resolution adopted by an affirmative vote of at least 80% of the full board of directors, but has received prior approval by resolution adopted by an affirmative vote of a majority of a quorum of the board of directors.

If the transaction is approved without receiving the approval of 80% of the full board of directors, then the fair price provision in the Articles permits shareholders who have not voted to approve the transaction to elect to sell their shares to us for cash at the “fair price.” This fair price provision requires that the consideration for such shares be paid in cash by us and that the price per share be equal to the greatest of the following:

•
The highest price per share paid for our common stock during the four years immediately preceding the shareholder vote by any shareholder who beneficially owned five percent or more of our common stock and who, in whole or in part, votes in favor of the transaction;

•	The cash value of the highest price per share previously offered pursuant to a tender offer to our shareholders within the four years immediately preceding the shareholder vote;

•
The aggregate earnings per share of our common stock during the four fiscal quarters immediately preceding the shareholder vote multiplied by the highest price/earnings ratio of our common stock at any time during the four fiscal quarters or up to the day the shareholder vote occurs;

•	The highest price per share, including commissions and fees, paid by a control person in acquiring any of its holdings of our common stock;

•
The fair value per share of our common stock held by the minority shareholders as determined by an investment banking or appraisal firm chosen by a majority of the members of the board of directors voting against the transaction, if any such firm is chosen by such minority of the board of directors acting in their discretion; or

•
The fair value per share of our common stock held by the minority shareholders as determined by the investment banking or appraisal firm chosen as described above, if any, and such firm does not take into consideration that the shares are held by a minority of our shareholders.

In addition to the supermajority vote provision described above, amendments to the Articles may be adopted only upon the approval of the holders of at least 80% of our outstanding capital stock or by the vote of the holders of at least a majority of all shares of our outstanding capital stock if the proposed amendment received prior approval by a resolution adopted by an affirmative vote of a majority of disinterested members of our board of directors.

Transfer Agent

Registrar and Transfer Company is the transfer agent for our common stock.

Preferred Stock

The Articles authorize us to issue 50,000 share of preferred stock. The Company has not issued any preferred stock and does not have any preferred stock outstanding. Our board of directors is authorized to issue one or more classes, or one or more series within a class, of preferred stock in the future and to fix the designations, preferences, rights, powers, including voting powers and par value, if any (or qualifications, limitations, or restrictions thereof) of such preferred stock. As a result, our board of directors could adversely affect the rights of the holders of our common stock without a vote of such shareholders.

Anti-Takeover Considerations

The following is a summary of certain provisions of the Articles and the Bylaws that may have the effect of discouraging, delaying, or preventing a change of control, change in management, or an unsolicited acquisition proposal that a shareholder might consider favorable, including proposals that might result in the payment of a premium over the market price for the shares held by the Company’s shareholders. This summary does not purport to be complete and is qualified in its entirety by reference to the documents referenced.

While these provisions of the Articles and the Bylaws might be deemed to have some “anti-takeover” effect, the principal effect of these provisions is to protect our shareholders generally and to provide the board of directors and shareholders a reasonable opportunity to evaluate and respond to unsolicited acquisition proposals.

Supermajority Vote and Fair Price Provisions

The supermajority vote of shareholders and the fair price provisions of the Articles may have certain anti-takeover effects, including that of making us a less attractive target for a “hostile” takeover bid or rendering more difficult or discouraging a merger proposal or the assumption of control through the acquisition of a large block of our common stock. Our board of directors believes that the fair price provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors since, if 80% of the full board of directors approves certain business transactions, the fair price provision and higher shareholder vote requirement would be avoided. The requirement of a vote of a supermajority of shareholders to amend the Articles and approve certain business transactions may have anti-takeover effects by allowing a minority of our shareholders to prevent a transaction favored by the majority of shareholders. Also, in some circumstances, the board of directors could cause an 80% vote to be required to approve a transaction, thereby enabling management to retain control over the affairs of the Company and their positions with the Company. The primary purpose of the supermajority vote requirements, however, is to encourage negotiations with the Company’s management by groups or corporations interested in acquiring control of the Company and to reduce the danger of a forced merger or sale of assets.

Authorized But Unissued Stock

The Articles authorize the issuance of 80,000,000 shares of common stock and 50,000 shares of preferred stock. A large quantity of authorized but unissued shares may deter potential takeover attempts because of the ability of our board of directors to authorize the issuance of some or all of these shares to a friendly party, or to the public, which would make it more difficult for a potential acquirer to obtain control. This possibility may encourage persons seeking to acquire us to negotiate directly with our board of directors. The authorized but unissued common stock also could facilitate acquisitions by us.

Our authorized but unissued shares of preferred stock could also have anti-takeover effects. Under certain circumstances, any or all of such preferred stock could be used as a method of discouraging, delaying, or preventing a change in control of the Company. For example, our board of directors could designate and issue a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of common stock or with rights and preferences that include special voting rights to veto a change in control. The preferred stock could also be used in connection with the issuance of a shareholder rights plan, sometimes referred to as a “poison pill.” For example, a class or series of preferred stock could be designated that would be convertible into common stock upon the acquisition by a third party of a specified percentage of our voting stock. Typically, under most shareholder rights plans, if a third party acquires the specified percentage (usually 15% to 20%) of a corporation’s voting stock, the shareholders of that corporation (other than the shareholder who purchased the specified percentage interest in the corporation) have the right to purchase shares of the corporation’s common stock at a discount to the market price. This results in dilution to the third party, both economically and in terms of its percentage ownership of the corporation’s shares. A rights plan can also be used to protect net operating loss carryforwards, in which case it would likely include a lower threshold (typically slightly below 5%). Our board of directors is able to implement a shareholder rights plan without further action by our shareholders.

Use of the preferred stock in the foregoing manner could delay or frustrate a merger, tender offer, or proxy contest, the removal of incumbent directors, or the assumption of control by shareholders, even if such proposed actions would be beneficial to the Company’s shareholders. This could include discouraging bids for the Company even if such bid represents a premium over our then-existing trading price and thereby prevent shareholders from receiving the maximum value for their shares.

Limited Ability To Call Special Meetings of Shareholders

A potential acquirer may wish to call a special meeting of shareholders of a target to consider removing directors or to consider an acquisition offer. It could also call a meeting or series of meetings to harass management and disrupt the target’s business. Thus, limited rights of shareholders to call special meetings can have an anti-takeover effect. Shareholders of publicly traded North Carolina corporations, like us, are not entitled to call a special meeting of shareholders unless the corporation’s articles of incorporation or bylaws authorize them to do so. The Bylaws permit a special meeting of shareholders to be called only by our chief executive officer, president, secretary, the board of directors, or pursuant to the written request of shareholders who own at least 25% of all shares entitled to vote at the special meeting.

Unanimous Requirement for Written Consent of Shareholders

Shareholders of publicly traded North Carolina corporations may act without a meeting only by unanimous written consent. The Bylaws also require unanimous written consent for shareholder action without a meeting. As a practical matter, the requirement of unanimity makes it exceedingly difficult for a potential acquirer to accomplish its objective through a written consent with respect to a public company that has a large number of shareholders.

No Cumulative Voting for Directors

Cumulative voting permits a shareholder to cumulate his total shareholder votes for a single candidate in an election of directors. For example, a shareholder holding 1,000 shares in an election for five directors could cumulate all 5,000 votes for one director. Cumulative voting may make it easier for a potential acquirer or dissident shareholder to gain a board seat. Under North Carolina law, by virtue of our date of incorporation, our status as a public company, and the fact that the Articles do not give our shareholders the right to cumulate their votes, our shareholders are not entitled to cumulate their votes. In addition, the Bylaws specifically deny cumulative voting rights.

PLAN OF DISTRIBUTION

On or about June 18 , 2014, we intend to issue subscription rights and distribute the rights certificates and copies of this prospectus to individuals who owned shares of common stock on June 16 , 2014. Upon completion of the rights offering, we intend to issue shares of our common stock directly to those persons who properly exercised their subscription rights prior to the expiration of the rights offering. We have also entered into the Securities Purchase Agreement with the standby investor pursuant to which he has committed to buy certain shares in the standby offering.

Our directors and officers may participate in the solicitation of the exercise of subscription rights for the purchase of common stock. Other trained employees of the Bank may assist in the rights offering in ministerial capacities, providing clerical work in effecting an exercise of subscription rights, or answering questions of a ministerial nature. Our officers, directors, and employees will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 of the Exchange Act. None of our officers, directors, or employees will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the shares of common stock.

We will pay the fees and out-of-pocket expenses of Registrar and Transfer Company, the subscription agent, which are estimated to be approximately $30,000. We have also agreed to indemnify the subscription agent for certain losses in connection with the offering.

Other than the agreement with the subscription agent as described herein, we do not have any existing agreements with any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the common stock in connection with the rights offering.

For more information, including other fees and expenses that we will pay in connection with the standby offering and rights offering, see the sections of this prospectus entitled “The Rights Offering - Financial Advisor” and "The Rights Offering - Fees and Expenses." If you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please contact our subscription agent for the rights offering, Registrar and Transfer Company, at (800) 368-5948 or info@rtco.com. If you have any general questions regarding the rights offering, the Company, or the Bank, please contact Nancy Wise, our Chief Financial Officer, at (919) 963-1130.

LEGAL MATTERS

The validity of the shares of common stock issuable upon exercise of the subscription rights and offered by this prospectus has been passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina.

EXPERTS

The consolidated financial statements of Four Oaks Fincorp, Inc. and Subsidiaries as of December 31, 2013 and for the year then ended have been incorporated by reference herein in reliance upon the report of Cherry Bekaert LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Four Oaks Fincorp, Inc. and Subsidiaries as of December 31, 2012 and for the year then ended have been incorporated by reference herein in reliance upon the report of Dixon Hughes Goodman LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the Commission. Our filings with the Commission are available to the public over the Internet at the Commission’s website at http://www.sec.gov and on the investor information section of our website at http://www.fouroaksbank.com. Information on our website is not part of this prospectus. You may also read and copy any document we file with the Commission at the Commission’s Public Reference Room at 100 F Street NE, Washington, DC 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by Commission rules, this prospectus does not contain all of the information and exhibits included in the registration statement. We refer you to the information and exhibits included in the registration statement for further information. This prospectus is qualified in its entirety by such information and exhibits.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the Commission prior to the date of this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below, except for portions of such reports that were deemed to be furnished and not filed:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Commission on March 31, 2014.

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the Commission on May 15, 2014.

3.	Our Current Reports on Form 8-K, as filed with the Commission on March 26, 2014 and April 28, 2014.

4.	Our Definitive Proxy Statement on Schedule 14A, as filed with the Commission on April 30, 2014.

You may request, and we will provide you with, a copy of these filings, at no cost, upon written or oral request. Requests should be directed to Wanda J. Blow, Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524 ((919) 963-2177).

FOUR OAKS FINCORP, INC.

Common Stock Underlying Subscription Rights
to Purchase up to
26,633,385 Shares of Common Stock

_______________________________

PROSPECTUS
_______________________________

June 10 , 2014

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.        Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by the Company in connection with the common stock being registered hereunder, all of which will be borne by the Company. All amounts shown are estimates except the Commission registration fee.

Securities and Exchange Commission Registration Fee	$3,430
Financial Advisor Fees	$1,015,585
Accounting Fees and Expenses	$75,000
Legal Fees and Expenses	$150,000
Printing and Mailing Expenses	$35,000
Transfer Agent and Other Miscellaneous Expenses	$45,000
Total	$1,324,015

Item 14.        Indemnification of Directors and Officers

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act permit a corporation to indemnify its directors, officers, employees, or agents under either or both a statutory or non-statutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee, or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending, or completed legal action, suit, or proceeding, whether civil, criminal, administrative, or investigative, because such person is or was a director, officer, agent, or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent, or employee (i) conducted himself in good faith, (ii) reasonably believed (1) that his conduct in his official capacity with the corporation was in the best interests of the corporation or (2) that in all other cases his conduct at least was not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the Board of Directors, a committee of directors, special legal counsel, or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director, officer, agent, or employee under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director, officer, agent, or employee was adjudged liable to the corporation or in connection with a proceeding in which a director, officer, agent, or employee was adjudged liable on the basis of having received an improper personal benefit.

In addition, Section 55-8-57 of the North Carolina Business Corporation Act permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees, or agents against liability and expenses (including counsel fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in any of such capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses such person may incur on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

The Company’s Bylaws provide for indemnification, to the fullest extent permitted by law, of any person who at any time serves or has served as a director or officer of the Company, or, at the request of the Company, is or was serving as an officer, director, agent, partner, trustee, administrator, or employee of another entity in the event such person is made, or is threatened to be made, a party to any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, or proceeding, and any appeal of such an action (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether or not brought by or on behalf of the Company, seeking to hold such person liable by reason of the fact that he or she is or was acting in such capacity. The Company also may provide such indemnification for its employees and agents as it deems appropriate.

The rights of indemnification found in the Bylaws cover:

•	reasonable expenses, including without limitation all attorneys’ fees actually and necessarily incurred by such person in connection with any action, suit, or proceeding;

•	all reasonable payments in satisfaction of any judgment, money decree, fine, penalty, or settlement; and

•	all reasonable expenses incurred in enforcing such person’s indemnification rights.

Sections 55-8-52 and 55-8-56 of the North Carolina Business Corporation Act require a corporation, unless limited by its articles of incorporation, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party because he is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding. Unless a corporation’s articles of incorporation provide otherwise, a director or officer also may apply for and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

Finally, Section 55-8-57 of the North Carolina Business Corporation Act provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation against liability asserted against or incurred by such person, whether or not the corporation is otherwise authorized by the North Carolina Business Corporation Act to indemnify such party. The Company’s directors and officers are currently covered under directors’ and officers’ insurance policies maintained by the Company. As permitted by North Carolina law, the Articles limit the personal liability of directors for monetary damages for breaches of duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with the best interests of the Company, (ii) any liability for unlawful distributions under Section 55-8-33 of the North Carolina Business Corporation Act, or (iii) any transaction from which the director derived an improper personal benefit. In addition, the Articles stipulate that the liability of a director is eliminated or limited to the fullest extent permitted by the North Carolina Business Corporation Act, as it may be amended in the future.

In addition, in the ordinary course of business, the Company may from time to time enter into contracts under which the Company and its directors and officers are provided with standard rights of indemnification against liability that they may incur in their capacities as such and in connection with activities performed under the terms of such contracts.

Item 15.        Recent Sales of Unregistered Securities

On March 27, 2014, the Company closed the sale of 875,000 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), to Kenneth R. Lehman (the “Standby Investor”) pursuant to a securities purchase agreement dated March 24, 2013 (the “Securities Purchase Agreement”) for aggregate consideration of $875,000. The shares of Common Stock were offered and sold to the Standby Investor in reliance upon the exemption from the registration requirements of the Securities Act afforded by Regulation D promulgated thereunder. The Securities Purchase Agreement was a privately negotiated transaction that did not involve general solicitation, and the Standby Investor is an “accredited investor” as defined in Regulation D.

Item 16.        Exhibits

(a) The following exhibits are filed as a part of this registration statement:

Exhibit No.	Description of Exhibit
2.1
Merger Agreement, dated as of December 10, 2007, by and among Four Oaks Fincorp, Inc., Four Oaks Bank & Trust Company and LongLeaf Community Bank (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 13, 2007)

2.2
List of Schedules Omitted from Merger Agreement included as Exhibit 2.1 above (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the Commission on December 13, 2007)

2.3
Merger Agreement, dated April 29, 2009, by and among Four Oaks Fincorp, Inc., Four Oaks Bank & Trust Company and Nuestro Banco (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 1, 2009)

Exhibit No.	Description of Exhibit
2.4
List of Schedules Omitted from Merger Agreement included as Exhibit 2.3 above (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 1, 2009)

2.5
First Amendment to Merger Agreement, dated as of October 26, 2009, by and among Four Oaks Fincorp, Inc., Four Oaks Bank & Trust Company and Nuestro Banco (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 27, 2009)

2.6
Second Amendment to Merger Agreement, dated as of November 24, 2009, by and among Four Oaks Fincorp, Inc., Four Oaks Bank & Trust Company and Nuestro Banco (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 30, 2009)

3.1
Articles of Incorporation of Four Oaks Fincorp, Inc. including Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008)

3.2	Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013)
3.3	Bylaws of Four Oaks Fincorp, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K12G3 filed with the Commission on July 2, 1997)
4.1	Specimen of Certificate for Four Oaks Fincorp, Common Stock (incorporated by reference to Exhibit 4 to the Company’s Current Report on Form 8-K12G3 filed with the Commission on July 2, 1997)
4.2
Securities Purchase Agreement, dated as of March 24, 2014, by and between Four Oaks Fincorp, Inc. and Kenneth R. Lehman (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 26, 2014)

4.3	Form of Registration Rights Agreement with Kenneth R. Lehman (included as part of Exhibit 4.2)
4.4	Form of Rights Certificate (previously filed)
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
10.1	Amended and Restated Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2004)
10.2
Amendment No. 1, effective September 1, 2009 to Amended and Restated Non-Qualified Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company’s Amendment No. 1 to Current Report on Form 8-K/A filed with the Commission on September 29, 2009)

10.3	Form of Stock Option Agreement (Non-Employee Director) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 1, 2005)
10.4	Form of Stock Option Agreement (Employee) (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on March 1, 2005)
10.5	Form of Stock Option Agreement (Non-Employee Director) (incorporated by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009)
10.6	Form of Stock Option Agreement (Employee) (incorporated by reference to Exhibit 10.29 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009)
10.7	Amended and Restated Employee Stock Purchase and Bonus Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2004)
10.8
Amendment No. 1, effective September 1, 2009 to Amended and Restated Employee Stock Purchase and Bonus Plan (incorporated by reference to Exhibit 10.2 to the Company’s Amendment No. 1 to Current Report on Form 8-K/A filed with the Commission on September 29, 2009)

Exhibit No.	Description of Exhibit
10.9
Amendment No. 2, effective March 25, 2013, to Amended and Restated Employee Stock Purchase and Bonus Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 28, 2013)

10.10	Summary of Non-Employee Director Compensation (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009)
10.11
Fourth Amended and Restated Dividend Reinvestment and Stock Purchase Plan (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-175771 with the Commission))

10.12
Amended and Restated Declaration of Trust of Four Oaks Statutory Trust I, dated as of March 30, 2006 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 4, 2006)

10.13
Guarantee Agreement of Four Oaks Fincorp, Inc. dated as of March 30, 2006 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on April 4, 2006)

10.14
Indenture, dated as of March 30, 2006 by and between Four Oaks Fincorp, Inc. and Wilmington Trust Company, as Trustee, relating to Junior Subordinated Debt Securities due June 15, 2036 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on April 4, 2006)

10.15
Amended and Restated Executive Employment Agreement with Ayden R. Lee, Jr. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 16, 2008)

10.16
Amended and Restated Executive Employment Agreement with Clifton L. Painter (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on December 16, 2008)

10.17
Amended and Restated Executive Employment Agreement with Jeff D. Pope (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Commission on December 16, 2008)

10.18	Supplemental Executive Retirement Plan (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Commission on December 16, 2008)
10.19
Written Agreement, effective May 24, 2011, by and among Four Oaks Fincorp, Inc., Four Oaks Bank & Trust Company, the Federal Reserve Bank of Richmond, and the State of North Carolina Office of the Commissioner of Banks (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 26, 2011)

10.20
Purchase and Assumption Agreement, dated as of September 26, 2012, between Four Oaks Bank & Trust Company and First Bank (incorporated by reference to Exhibit 10.b to First Bancorp's (File No. 000-15572) Quarterly Report on Form 10-Q for the period ended September 30, 2012)

21.1	Subsidiaries of Four Oaks Fincorp, Inc. (incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011)
23.1	Consent of Cherry Bekaert LLP (previously filed)
23.2	Consent of Dixon Hughes Goodman LLP (previously filed)
23.3	Consent of Cherry Bekaert LLP (previously filed)
23.4	Consent of Dixon Hughes Goodman LLP (previously filed)
23.5	Consent of Cherry Bekaert LLP
23.6	Consent of Dixon Hughes Goodman LLP
23.7	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in Exhibit 5.1)
24.1	Power of Attorney (previously filed)
99.1	Form of Instructions for Use of Subscription Rights Certificate
99.2	Form of Letter to Record Holders of Common Stock
99.3	Form of Letter to Nominee Holders

Exhibit No.	Description of Exhibit
99.4	Form of Letter to Clients of Nominee Holders
99.5	Form of Beneficial Owner Election Form (previously filed)
99.6	Form of Nominee Holder Certification (previously filed)

(b) Financial statement schedules have been omitted because they are not required, not applicable, or the information to be included in the financial statement schedules is included in the consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated by reference in the prospectus that forms a part of this registration statement.

Item 17.        Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Four Oaks, State of North Carolina, on June 10 , 2014.

FOUR OAKS FINCORP, INC.

By:        /s/ Ayden R. Lee, Jr.
Name:        Ayden R. Lee, Jr.
Title:        Chairman, President, and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ayden R. Lee, Jr.	Chairman, President and Chief Executive Officer	June 10, 2014
Ayden R. Lee, Jr.

/s/ Nancy S. Wise	Executive Vice President and Chief Financial Officer and Principal Accounting Officer	June 10, 2014
Nancy S. Wise

*	Director	June 10, 2014
Paula Canaday Bowman

*	Director	June 10, 2014
William J. Edwards

*	Director	June 10, 2014
Warren L. Grimes

*	Director	June 10, 2014
Percy Y. Lee

*	Director	June 10, 2014
Dr. R. Max Raynor, Jr.

*
Michael A. Weeks	Director	June 10, 2014

Robert G. Rabon	Director	June 10, 2014

*By: /s/ Ayden R. Lee, Jr.
Ayden R. Lee, Jr.
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1
Merger Agreement, dated as of December 10, 2007, by and among Four Oaks Fincorp, Inc., Four Oaks Bank & Trust Company and LongLeaf Community Bank (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 13, 2007)

2.2
List of Schedules Omitted from Merger Agreement included as Exhibit 2.1 above (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the Commission on December 13, 2007)

2.3
Merger Agreement, dated April 29, 2009, by and among Four Oaks Fincorp, Inc., Four Oaks Bank & Trust Company and Nuestro Banco (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 1, 2009)

2.4
List of Schedules Omitted from Merger Agreement included as Exhibit 2.3 above (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 1, 2009)

2.5
First Amendment to Merger Agreement, dated as of October 26, 2009, by and among Four Oaks Fincorp, Inc., Four Oaks Bank & Trust Company and Nuestro Banco (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 27, 2009)

2.6
Second Amendment to Merger Agreement, dated as of November 24, 2009, by and among Four Oaks Fincorp, Inc., Four Oaks Bank & Trust Company and Nuestro Banco (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 30, 2009)

3.1
Articles of Incorporation of Four Oaks Fincorp, Inc. including Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008)

3.2	Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013)
3.3	Bylaws of Four Oaks Fincorp, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K12G3 filed with the Commission on July 2, 1997)
4.1	Specimen of Certificate for Four Oaks Fincorp, Common Stock (incorporated by reference to Exhibit 4 to the Company’s Current Report on Form 8-K12G3 filed with the Commission on July 2, 1997)
4.2
Securities Purchase Agreement, dated as of March 24, 2014, by and between Four Oaks Fincorp, Inc. and Kenneth R. Lehman (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 26, 2014)

4.3	Form of Registration Rights Agreement with Kenneth R. Lehman (included as part of Exhibit 4.2)
4.4	Form of Rights Certificate (previously filed)
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
10.1	Amended and Restated Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2004)
10.2
Amendment No. 1, effective September 1, 2009 to Amended and Restated Non-Qualified Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company’s Amendment No. 1 to Current Report on Form 8-K/A filed with the Commission on September 29, 2009)

10.3	Form of Stock Option Agreement (Non-Employee Director) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 1, 2005)
10.4	Form of Stock Option Agreement (Employee) (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on March 1, 2005)

Exhibit No.	Description of Exhibit
10.5	Form of Stock Option Agreement (Non-Employee Director) (incorporated by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009)
10.6	Form of Stock Option Agreement (Employee) (incorporated by reference to Exhibit 10.29 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009)
10.7	Amended and Restated Employee Stock Purchase and Bonus Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2004)
10.8
Amendment No. 1, effective September 1, 2009 to Amended and Restated Employee Stock Purchase and Bonus Plan (incorporated by reference to Exhibit 10.2 to the Company’s Amendment No. 1 to Current Report on Form 8-K/A filed with the Commission on September 29, 2009)

10.9
Amendment No. 2, effective March 25, 2013, to Amended and Restated Employee Stock Purchase and Bonus Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 28, 2013)

10.10	Summary of Non-Employee Director Compensation (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009)
10.11
Fourth Amended and Restated Dividend Reinvestment and Stock Purchase Plan (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-175771 with the Commission))

10.12
Amended and Restated Declaration of Trust of Four Oaks Statutory Trust I, dated as of March 30, 2006 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 4, 2006)

10.13
Guarantee Agreement of Four Oaks Fincorp, Inc. dated as of March 30, 2006 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on April 4, 2006)

10.14
Indenture, dated as of March 30, 2006 by and between Four Oaks Fincorp, Inc. and Wilmington Trust Company, as Trustee, relating to Junior Subordinated Debt Securities due June 15, 2036 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on April 4, 2006)

10.15
Amended and Restated Executive Employment Agreement with Ayden R. Lee, Jr. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 16, 2008)

10.16
Amended and Restated Executive Employment Agreement with Clifton L. Painter (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on December 16, 2008)

10.17
Amended and Restated Executive Employment Agreement with Jeff D. Pope (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Commission on December 16, 2008)

10.18	Supplemental Executive Retirement Plan (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Commission on December 16, 2008)
10.19
Written Agreement, effective May 24, 2011, by and among Four Oaks Fincorp, Inc., Four Oaks Bank & Trust Company, the Federal Reserve Bank of Richmond, and the State of North Carolina Office of the Commissioner of Banks (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 26, 2011)

10.20
Purchase and Assumption Agreement, dated as of September 26, 2012, between Four Oaks Bank & Trust Company and First Bank (incorporated by reference to Exhibit 10.b to First Bancorp's (File No. 000-15572) Quarterly Report on Form 10-Q for the period ended September 30, 2012)

21.1	Subsidiaries of Four Oaks Fincorp, Inc. (incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011)
23.1	Consent of Cherry Bekaert LLP (previously filed)
23.2	Consent of Dixon Hughes Goodman LLP (previously filed)
23.3	Consent of Cherry Bekaert LLP (previously filed)

Exhibit No.	Description of Exhibit
23.4	Consent of Dixon Hughes Goodman LLP (previously filed)
23.5	Consent of Cherry Bekaert LLP
23.6	Consent of Dixon Hughes Goodman LLP
23.7	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in Exhibit 5.1)
24.1	Power of Attorney (previously filed)
99.1	Form of Instructions for Use of Subscription Rights Certificate
99.2	Form of Letter to Record Holders of Common Stock
99.3	Form of Letter to Nominee Holders
99.4	Form of Letter to Clients of Nominee Holders
99.5	Form of Beneficial Owner Election Form (previously filed)
99.6	Form of Nominee Holder Certification (previously filed)